Exhibit 4.4

INDENTURE (PMA CAPITAL CORPORATION)

PMA CAPITAL CORPORATION, Issuer

To

U.S. BANK NATIONAL ASSOCIATION, Trustee

INDENTURE

Dated as of November     , 2004

$101,250,000 Aggregate Principal Amount

Secured Senior Notes

Reconciliation and tie between

Trust Indenture Act of 1939 (the “Trust Indenture Act”)

and Indenture

Trust Indenture Act Section	Indenture Section
§§ 310(a)(1)	6.8
(a)(2)	6.8
(b)	6.9
(c)	Not Applicable
§§ 311(a)	6.13
(b)	6.13
(c)	Not Applicable
§§ 312(a)	7.1
(b)	7.2
(c)	7.2
§§ 313(a)	7.3
(b)	7.3
(c)	7.3
(d)	7.3
§§ 314(a)	7.4
(b)	1.17
(c)	1.2
(d)	10.9
(e)	1.2
(f)	Not Applicable
§§ 315(a)	6.1
(b)	6.3
(c)	6.1
(d)	6.1
(e)	5.15
§§ 316(a)(1)	5.2, 5.12 and 5.13
(b)	5.8
(c)	1.4
§§ 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§§ 318(a)	1.8

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

(continued)

(continued)

(continued)

Section 11.5.	Deposit of Redemption Price.	71
Section 11.6.	Securities Payable on Redemption Date.	71
Section 11.7.	Securities Redeemed in Part.	72

ARTICLE 12
SINKING FUNDS

Section 12.1.	Applicability of Article.	73
Section 12.2.	Satisfaction of Sinking Fund Payments with Securities.	73
Section 12.3.	Redemption of Securities for Sinking Fund.	73

ARTICLE 13
REPAYMENT AT THE OPTION OF HOLDERS

Section 13.1.	Applicability of Article.	74

ARTICLE 14
SECURITIES IN FOREIGN CURRENCIES

Section 14.1.	Applicability of Article.	74

ARTICLE 15
MEETINGS OF HOLDERS OF SECURITIES

Section 15.1.	Purposes for Which Meetings May Be Called.	75
Section 15.2.	Call, Notice and Place of Meetings.	75
Section 15.3.	Persons Entitled to Vote at Meetings.	75
Section 15.4.	Quorum; Action.	76
Section 15.5.	Determination of Voting Rights; Conduct and Adjournment of Meetings.	76
Section 15.6.	Counting Votes and Recording Action of Meetings.	77

INDENTURE, dated as of November     , 2004 (the “Indenture”), between PMA CAPITAL CORPORATION, a company duly organized and existing under the laws of Pennsylvania (hereinafter called the “Company”), having its principal executive office located at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America (hereinafter called the “Trustee”), having its Corporate Trust Office located at 225 Asylum Street, Hartford, CT 06103.

RECITALS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its senior notes (hereinafter called the “Securities”), limited to $101,250,000 in aggregate principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

The Company has duly authorized the execution and delivery of this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as herein defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons (as herein defined) as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture:

(1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of

America and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date or time of such computation;

(4) the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(5) the word “or” is always used inclusively (for example, the phrase “A or B” means “A or B or both,” not “either A or B but not both”).

Certain terms used principally in certain Articles hereof are defined in those Articles.

“Act,” when used with respect to any Holders, has the meaning specified in Section 1.4.

“Additional Amounts” means any additional amounts which are required hereby or by any Security, under circumstances specified herein or therein, to be paid by the Company in respect of certain taxes, assessments or other governmental charges imposed on Holders specified therein and which are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities of one or more series.

“Authorized Newspaper” means a newspaper, in an official language of the place of publication or in the English language, customarily published on each day that is a Business Day in the place of publication, whether or not published on days that are Legal Holidays in the place of publication, and of general circulation in each place in connection with which the term is used or in the financial community of each such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any day that is a Business Day in the place of publication.

“Authorized Officer” means, when used with respect to the Company, the Chairman of the Board of Directors, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer, the General Counsel or the Secretary of the Company.

“Bearer Security” means any Security in the form established pursuant to Section 2.1 which is payable to bearer.

“Board of Directors” means the board of directors of the Company or any committee of that board duly authorized to act generally or in any particular respect for the Company hereunder.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

“Business Day,” with respect to any Place of Payment or other location, means, unless otherwise specified with respect to any Securities pursuant to Section 3.1, any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment or other location are authorized or obligated by law, regulation or executive order to close.

“Capital Stock,” means with respect to any Person any and all shares, interests, participations or other equivalents (however designated) of corporate stock or partnership or limited liability company interests and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such person.

“Capitalized Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with such principles.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” in respect of any Corporation means Capital Stock of any class or classes (however designated) which has no preference as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Corporation, and which is not subject to redemption by such Corporation.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person, and any other obligor upon the Securities.

“Company Request” and “Company Order” mean, respectively, a written request or order, as the case may be, signed in the name of the Company by an Authorized Officer, and delivered to the Trustee.

“Conversion Event” means the cessation of use of (i) a Foreign Currency both by the government of the country or the confederation which issued such Foreign Currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (ii) any currency unit or composite currency for the purposes for which it was established.

“Corporate Trust Office” means a corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of original execution of this Indenture is located at Goodwin Square, 225 Asylum Street, 23rd Floor, Hartford, CT 06103.

“Corporation” includes corporations and limited liability companies and, except for purposes of Article 8, associations, companies and business trusts.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Currency,” with respect to any payment, deposit or other transfer in respect of the principal of or any premium or interest on or any Additional Amounts with respect to any Security, means Dollars or the Foreign Currency, as the case may be, in which such payment, deposit or other transfer is required to be made by or pursuant to the terms hereof or such Security and, with respect to any other payment, deposit or transfer pursuant to or contemplated by the terms hereof or such Security, means Dollars.

“CUSIP number” means the alphanumeric designation assigned to a Security by Standard & Poor’s Ratings Service, CUSIP Service Bureau.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Disqualified Capital Stock” means any Capital Stock of the Company or any Restricted Subsidiary of the Company which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or with the passage of time, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary of the Company, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

“Dollars” or “$” means a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States of America.

“Event of Default” has the meaning specified in Section 5.1.

“Foreign Currency” means any currency, currency unit or composite currency, including, without limitation, the euro, issued by the government of one or more countries other than the United States of America or by any recognized confederation or association of such governments.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments which issued the Foreign Currency in which the principal of or any premium or interest on such Security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder,” in the case of any Registered Security, means the Person in whose name such Security is registered in the Security Register and, in the case of any Bearer Security, means the bearer thereof and, in the case of any Coupon, means the bearer thereof.

“Indebtedness” means, without duplication, with respect to any Person,

(a)	all obligations of such Person

(1)	in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof),

(2)	evidenced by bonds, new debentures, debentures or similar instruments,

(3)	representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable or accrued expenses arising in the ordinary course of business),

(4)	evidenced by bankers’ acceptances or similar instruments issued or accepted by banks,

(5)	for the payment of money relating to a Capitalized Lease Obligation and Attributable Indebtedness of such Person, or

(6)	evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

(b)	all net obligations of such Person in respect of Currency Hedge Obligations and Interest Rate Hedging Agreements;

(c)	all liabilities of others of the kind described in the preceding clauses (a) or (b) that such Person has guaranteed or that are otherwise its legal liability;

(d)	in respect of Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(1)	the full amount of such obligations so secured, and

(2)	the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board;

(e)	with respect to such Person, the liquidation preference or any mandatory redemption payment obligations in respect of Disqualified Capital Stock;

(f)	the aggregate preference in respect of amounts payable on the issued and outstanding shares of preferred stock of any of the Company’s Restricted Subsidiaries in the event of any voluntary or involuntary liquidation, dissolution or winding up (excluding any such preference attributable to such shares of preferred stock that are owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such shares of preferred stock that are owned by the Company or any of its Restricted Subsidiaries); and

(g)	any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d), (e) or (f) or this clause (g), whether or not between or among the same parties.

“Indenture” means this instrument as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security and any Coupon appertaining thereto established pursuant to Section 3.1 (as such terms and provisions may be amended pursuant to the applicable provisions hereof).

“Independent Public Accountants” means accountants or a firm of accountants that, with respect to the Company and any other obligor under the Securities or the Coupons, are independent public accountants within the meaning of the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountants or firm shall be entitled to rely upon any Opinion of Counsel as to the interpretation of any legal matters relating to this Indenture or certificates required to be provided hereunder.

“Indexed Security” means a Security the terms of which provide that the principal amount thereof payable at Stated Maturity may be more or less than the principal face amount thereof at original issuance.

“Interest,” with respect to any Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after some period of time, payable at the end of such period and, when used with respect to a Security which provides for the payment of Additional Amounts pursuant to Section 10.4, includes such Additional Amounts.

“Interest Payment Date,” with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.16.

“Legal Holidays” has the meaning specified in Section 1.14.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

“Maturity,” with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in or pursuant to this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or repurchase, notice of option to elect repayment or otherwise, and includes the Redemption Date.

“New York Banking Day” has the meaning specified in Section 1.16.

“Office” or “Agency,” with respect to any Securities, means an office or agency of the Company maintained or designated in a Place of Payment for such Securities pursuant to Section 10.2 or any other office or agency of the Company maintained or designated for such Securities pursuant to Section 10.2 or, to the extent designated or required by Section 10.2 in lieu of such office or agency, the Corporate Trust Office of the Trustee.

“Officer’s Certificate” means a certificate signed by an Authorized Officer that complies with the requirements of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or other counsel who shall be reasonably acceptable to the Trustee, that, if required by the Trust Indenture Act, complies with the requirements of Section 314(e) of the Trust Indenture Act.

“Original Issue Discount Security” means a Security issued pursuant to this Indenture which provides for declaration of an amount less than the principal face amount thereof to be due and payable upon acceleration pursuant to Section 5.2.

“Outstanding,” when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)	any such Security theretofore cancelled by the Trustee or the Security Registrar or delivered to the Trustee or the Security Registrar for cancellation;

(b)	any such Security for whose payment at the Maturity thereof money in the necessary amount has been theretofore deposited pursuant hereto (other than pursuant to Section 4.2) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities and any Coupons appertaining thereto, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)	any such Security with respect to which the Company has effected defeasance pursuant to the terms hereof, except to the extent provided in Section 4.2;

(d)	any such Security which has been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, unless there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company; and

(e)	any such Security converted or exchanged as contemplated by this Indenture into other securities of the Company or securities of another issuer, if the terms of such Security provide for such conversion or exchange pursuant to Section 3.1;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders of Securities for quorum purposes, (i) the principal amount of an Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that pursuant to the terms of such Original Issue Discount Security would be declared (or shall have been declared to be) due and payable upon a declaration of acceleration thereof pursuant to Section 5.2 at the time of such determination, and (ii) the principal amount of any Indexed Security that may be counted in making such determination and that shall be deemed Outstanding for such purposes shall be equal to the principal face amount of such Indexed Security at original issuance, unless otherwise provided in or pursuant to this Indenture, and (iii) the principal amount of a Security denominated in a Foreign Currency shall be the Dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the Dollar equivalent on the date of original issuance of such Security of the amount determined as provided in (i) above) of such Security, and (iv) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Securities and (B) that the pledgee is not the Company or any other obligor upon the Securities or any Coupons appertaining thereto or an Affiliate of the Company or such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of, or any premium or interest on, or any Additional Amounts with respect to, any Security or any Coupon on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization, government or any agency or political subdivision thereof or other entity.

“Place of Payment,” with respect to any Security, means the place or places where the principal of, or any premium or interest on, or any Additional Amounts with respect to such Security are payable as provided in or pursuant to this Indenture or such Security.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same Indebtedness as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, destroyed, mutilated or stolen Security or any Security to which a mutilated, destroyed, lost or stolen Coupon appertains shall be deemed to evidence the same Indebtedness as the lost, destroyed, mutilated or stolen Security or the Security to which a mutilated, destroyed, lost or stolen Coupon appertains.

“Preferred Stock” of any Person means any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Redemption Date,” with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture or such Security.

“Redemption Price,” with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture or such Security.

“Registered Security” means any Security established pursuant to Section 2.1 which is registered in a Security Register.

“Regular Record Date” for the interest payable on any Registered Security on any Interest Payment Date therefor means the date, if any, specified in or pursuant to this Indenture or such Security as the “Regular Record Date”.

“Required Currency” has the meaning specified in Section 1.16.

“Responsible Officer” means any officer within the corporate trust services division of the Trustee, including vice president, any assistant vice president, any assistant secretary, assistant treasurer, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security” or “Securities” means any note or notes, bond or bonds, debenture or debentures, or any other evidences of Indebtedness, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities,” with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Significant Subsidiary” means a Subsidiary of the Company, including its Subsidiaries, which meets any of the following conditions (in each case determined in accordance with generally accepted accounting principles): (i) the Company’s and its other Subsidiaries’ investment in and advances to the Subsidiary exceed 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; (ii) the Company’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10 percent of the total assets of the Company and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Company’s and its other Subsidiaries’ equity interest in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceed 10 percent of such income of the Company and its Subsidiaries consolidated for the most recently completed fiscal year.

“Special Record Date” for the payment of any Defaulted Interest on any Registered Security means a date fixed by the Company pursuant to Section 3.7.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final payment of such Indebtedness is due and payable, including pursuant to any mandatory redemption (but excluding any provision providing for the repurchase of such Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means:

(1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person,

(2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 20 percent of the assets of such partnership upon its dissolution, or

(3) any other Person (other than a corporation or partnership) which is controlled, directly or indirectly, by such Person or in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Act or provision, as the case may be.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean each Person who is then a Trustee hereunder; provided, however, that if at any time there is more than one such Person, “Trustee” shall mean each such Person and as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of such series.

“United States,” except as otherwise provided in or pursuant to this Indenture or any Security, means the United States of America (including the states thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

“U.S. Depository” or “Depository” means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as U.S. Depository or Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, “U.S. Depository” or “Depository” shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

“Vice President,” when used with respect to the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President”.

“Voting Stock” of any Person means any class or classes of Capital Stock which entitle the holders thereof under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

Section 1.2. Compliance Certificates and Opinions.

Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents or any of them is specifically required by any provision of this Indenture relating to such particular application or request, the certificate or opinion may be combined with the certificate or opinion described above in this Section 1.2.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the Person signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether, in the opinion of such Person, such condition or covenant has been complied with.

Section 1.3. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, provided that such officer, after reasonable inquiry, has no reason to believe and does not believe that the Opinion of Counsel with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, provided that such counsel, after reasonable inquiry, has no reason to believe and does not believe that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

Section 1.4. Acts of Holders.

(1) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be given or taken by Holders of Securities of any series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held in accordance with the provisions of Article 15, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section. The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 15.6.

Without limiting the generality of this Section 1.4, unless otherwise provided in or pursuant to this Indenture, a Holder, including a U.S. Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders, and a U.S. Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such U.S. Depository’s standing instructions and customary practices.

The Company shall fix a record date for the purpose of determining the Persons who are beneficial owners of interest in any permanent global Security held by a U.S. Depository entitled under the procedures of such U.S. Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other Act provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other Act, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other Act shall be valid or effective if made, given or taken more than 90 days after such record date.

(2) The fact and date of the execution by any Person of any such instrument or writing referred to in this Section 1.4 may be proved in any reasonable manner; and the Trustee may in any instance require further proof with respect to any of the matters referred to in this Section.

(3) The ownership, principal amount and serial numbers of Registered Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, shall be proved solely and conclusively by the Security Register. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(4) The ownership, principal amount and serial numbers of Bearer Securities held by any Person, and the date of the commencement and the date of the termination of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary reasonably acceptable to the Company, wherever situated, if such certificate shall be deemed by the Company and the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (ii)

such Bearer Security is produced to the Trustee by some other Person, or (iii) such Bearer Security is surrendered in exchange for a Registered Security, or (iv) such Bearer Security is no longer Outstanding. The ownership, principal amount and serial numbers of Bearer Securities held by the Person so executing such instrument or writing and the date of the commencement and the date of the termination of holding the same may also be proved in any other manner which the Company and the Trustee deem sufficient.

(5) If the Company shall solicit from the Holders of any Registered Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may at its option (but is not obligated to), by Board Resolution, fix in advance a record date for the determination of Holders of Registered Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of Registered Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Registered Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(6) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee, any Security Registrar, any Paying Agent or the Company in reliance thereon, whether or not notation of such Act is made upon such Security.

Section 1.5. Notices, etc. to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

(2) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to the attention of its Treasurer, with a copy to the attention of its General Counsel, at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

Section 1.6. Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided in or pursuant to this Indenture, where this Indenture provides for notice to Holders of Securities of any event,

(1) such notice shall be sufficiently given to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder of a Registered Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice; and

(2) such notice shall be sufficiently given to Holders of Bearer Securities, if any, if published in an Authorized Newspaper in The City of New York and, if such Securities are then listed on any stock exchange outside the United States, in an Authorized Newspaper in such city as the Company shall advise the Trustee that such stock exchange so requires, on a Business Day at least twice, the first such publication to be not earlier than the earliest date and the second such publication not later than the latest date prescribed for the giving of such notice.

In any case where notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security shall affect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

In case by reason of the suspension of publication of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearers Securities as provided above, then such notification to Holders of Bearer Securities as shall be given with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. Neither failure to give notice by publication to Holders of Bearer Securities as provided above, nor any defect in any notice so published, shall affect the sufficiency of any notice mailed to Holders of Registered Securities as provided above.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.7. Language of Notices.

Any request, demand, authorization, direction, notice, consent, election or waiver required or permitted under this Indenture shall be in the English language, except that, if the Company so elects, any published notice may be in an official language of the country of publication.

Section 1.8. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any duties under any required provision of the Trust Indenture Act imposed hereon by Section 318(c) thereof, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that can be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.9. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause.

In case any provision in this Indenture, any Security or any Coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture.

Nothing in this Indenture, any Security or any Coupon, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their successors hereunder and the Holders of Securities or Coupons, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law.

This Indenture, the Securities and any Coupons shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed wholly in said state.

Section 1.14. Legal Holidays.

Unless otherwise specified in or pursuant to this Indenture or any Securities, in any case where any Interest Payment Date, Stated Maturity or Maturity of any Security, or the last date on which a Holder has the right to convert or exchange Securities of a series that are convertible or exchangeable, shall be a Legal Holiday at any Place of Payment, then (notwithstanding any other provision of this Indenture, any Security or any Coupon other than a provision in any Security or Coupon that specifically states that such provision shall apply in lieu hereof) payment need not be made at such Place of Payment on such date, and such Securities need not be converted or exchanged on such date but such payment may be made, and such Securities may be converted or exchanged, on the next succeeding day that is a Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, except that, if such Business Day is in the next succeeding calendar year, such payment, conversion or exchange, as the case may be, shall be made on the immediately preceding day that is a Business Day, in each case with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity or Maturity or on such last day for conversion or exchange, provided that no interest shall accrue on the amount payable on such date or at such time for the period from and after such Interest Payment Date, Stated Maturity, Maturity or last day for conversion or exchange, as the case may be, to such next succeeding Business Day.

Section 1.15. Counterparts.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 1.16. Judgment Currency.

The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of, or premium or interest, if any, or Additional Amounts on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the requisite amount of the Required Currency with the Judgment Currency on the New York Banking Day preceding the day on which a final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

Section 1.17. Security Interest Created in Supplemental Indenture; Release of Security Interest.

If so provided in a supplemental indenture for any security, the terms of such supplemental indenture shall set forth the terms of any security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where the Company or its Subsidiaries are located, or the property of the Company or its Subsidiaries is or may be located, as applicable, to be granted to the holders of the Securities or to the Trustee or another representative on their behalf. If a security interest is created under a supplemental indenture, the supplemental indenture shall also set forth the terms under which the security interest will be released.

If the security interest is to be released, the Company shall furnish to the Trustee a certificate or opinion of an engineer, appraiser, or other expert as to the fair value of any property or securities to be released from the lien of the supplemental indenture. The certificate or opinion shall state that in the opinion of the person making the same, the proposed release will not impair the security under such indenture in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent engineer, appraiser, or other expert, if the fair value of such property or securities and of other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by Section 314(d)(1) of the Trust Indenture Act, is 10 per centum or more of the aggregate principal amount of the secured indenture Securities at the time outstanding. However, such a certificate or opinion of an independent engineer, appraiser, or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion is less than $25,000 or less than one per centum of the aggregate principal amount of the secured indenture Securities at the time outstanding.

Section 1.18. Limitation on Individual Liability.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

Section 1.19. Submission to Jurisdiction.

The Company agrees that any judicial proceedings instituted in relation to any matter arising under this Indenture, the Securities or any Coupons appertaining thereto may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Indenture, the Company hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding. The Company also irrevocably and unconditionally waives for the benefit of the Trustee and the Holders of the Securities and Coupons any immunity from jurisdiction and any immunity from legal process (whether through service or notice, attachment prior to judgment, attachment in the aid of execution, execution or otherwise) in respect of this Indenture. The Company hereby irrevocably designates and appoints for the benefit of the Trustee and the Holders of the Securities and Coupons for the term of this Indenture CT Corporation System, 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf service of all process (with a copy of all such service of process to be delivered to Robert L. Pratter, Esq., Senior Vice President, General Counsel and Secretary, PMA Capital Corporation, 380 Sentry Parkway, Blue Bell, Pennsylvania 19422) brought against it with respect to any such proceeding in any such court in The City of New York, such service being hereby acknowledged by the Company to be effective and binding service on it in every respect whether or not the Company shall then be doing or shall have at any time done business in New York. Such appointment shall be irrevocable so long as any of the Securities or Coupons or the obligations of the Company hereunder remain outstanding until the appointment of a successor by the Company and such successor’s acceptance of such appointment. Upon such acceptance, the Company shall notify the Trustee of the name and address of such successor. The Company further agrees for the benefit of the Trustee and the Holders of the Securities and the Coupons to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT Corporation System in full force and effect so long as any of the Securities or Coupons or the obligations of the Company hereunder shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Company to take any such action. Nothing herein shall affect the right to serve process in any other manner permitted by any law or limit the right of the Trustee or any Holder to institute proceedings against the Company in the courts of any other jurisdiction or jurisdictions.

ARTICLE 2

SECURITIES FORMS

Section 2.1. Forms Generally.

Each Registered Security, Bearer Security, Coupon and temporary or permanent global Security issued pursuant to this Indenture shall be in the form established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Security or Coupon as evidenced by their execution of such Security or Coupon.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall be issuable in registered form without Coupons and shall not be issuable upon the exercise of warrants.

Definitive Securities and definitive Coupons shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities or Coupons, as evidenced by their execution of such Securities or Coupons.

Section 2.2. Form of Trustee’s Certificate of Authentication.

Subject to Section 6.12, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

US. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Section 2.3. Securities in Global Form.

Unless otherwise provided in or pursuant to this Indenture or any Securities, the Securities shall not be issuable in temporary or permanent global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 3.3 or Section 3.4 with respect thereto. Subject to the provisions of Section 3.3 and, if applicable, Section 3.4, the Trustee shall deliver and redeliver, in each case at the Company’s expense, any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 3.3 or Section 3.4 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officer’s Certificate and need not be accompanied by an Opinion of Counsel.

Notwithstanding the provisions of Section 3.7, unless otherwise specified in or pursuant to this Indenture or any Securities, payment of principal of, any premium and interest on, and any Additional Amounts in respect of, any Security in temporary or permanent global form shall be made to the Person or Persons specified therein.

Notwithstanding the provisions of Section 3.8 and except as provided in the preceding paragraph, the Company, the Trustee and any agent of the Company or the Trustee shall treat as the Holder of such principal amount of Outstanding Securities represented by a global Security (i) in the case of a global Security in registered form, the Holder of such global Security in registered form, or (ii) in the case of a global Security in bearer form, the Person or Persons specified pursuant to Section 3.1.

ARTICLE 3

THE SECURITIES

Section 3.1. Amount Limited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $101,250,000. The Securities may be issued in one or more series.

With respect to any Securities to be authenticated and delivered hereunder, there shall be established in or pursuant to a Board Resolution and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto,

(1) the title of such Securities and the series in which such Securities shall be included;

(2) any limit upon the aggregate principal amount of the Securities of such title or the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 3.4, Section 3.5, Section 3.6, Section 9.5 or Section 11.7, upon repayment in part of any Registered Security of such series pursuant to Article 13, upon surrender in part of any Registered Security for conversion into other securities of the Company or exchange for securities of another issuer pursuant to its terms, or pursuant to or as contemplated by the terms of such Securities);

(3) if such Securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

(4) if any of such Securities are to be issuable in global form, when any of such Securities are to be issuable in global form and (i) whether such Securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for Securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in Section 3.5, and (iii) the name of the Depository or the U.S. Depository, as the case may be, with respect to any such global Security;

(5) if any of such Securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global Security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

(6) if any of such Securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an Interest Payment Date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive Securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date;

(7) the date or dates, or the method or methods, if any, by which such date or dates shall be determined, on which the principal of such Securities is payable;

(8) the rate or rates at which such Securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which such interest shall accrue or the method or methods, if any, by which such date or dates are to be determined, the Interest Payment Dates, if any, on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on Registered Securities on any Interest Payment Date, whether and under what circumstances Additional Amounts on such Securities or any of them shall be payable, the notice, if any, to Holders regarding the determination of interest on a floating rate Security and the manner of giving such notice, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(9) if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts with respect to such Securities shall be payable, any of such Securities that are Registered Securities may be surrendered for registration of transfer or exchange, any of such Securities may be surrendered for conversion or exchange and notices or demands to or upon the Company in respect of such Securities and this Indenture may be served, the extent to which, or the manner in which, any interest payment or Additional Amounts on a global Security on an Interest Payment Date, will be paid and the manner in which any principal of or premium, if any, on any global Security will be paid;

(10) whether any of such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

(11) whether the Company is obligated to redeem or purchase any of such Securities pursuant to any sinking fund or analogous provision or at the option of any Holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or purchased;

(12) the denominations in which any of such Securities that are Registered Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof, and the denominations in which any of such Securities that are Bearer Securities shall be issuable if other than the denomination of $5,000;

(13) whether the Securities of the series will be convertible into cash or shares of Common Stock of the Company (or a combination of both) and/or exchangeable for other securities, whether or not issued by the Company, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof;

(14) if other than the principal amount thereof, the portion of the principal amount of any of such Securities that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the method by which such portion is to be determined;

(15) if other than Dollars, the Foreign Currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities shall be payable;

(16) if the principal of, any premium or interest on or any Additional Amounts with respect to any of such Securities are to be payable, at the election of the Company or a Holder thereof or otherwise, in Dollars or in a Foreign Currency other than that in which such Securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the Currency in which such Securities are stated to be payable and the Currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Company or a Holder thereof or otherwise, in a Foreign Currency;

(17) whether the amount of payments of principal of, any premium or interest on or any Additional Amounts with respect to such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more Currencies, commodities, equity securities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

(18) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to any of such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

(19) whether either or both of Section 4.2(2) relating to defeasance or Section 4.2(3) relating to covenant defeasance shall not be applicable to the Securities of such series, or any covenants in addition to those specified in Section 4.2(3) relating to the Securities of such series which shall be subject to covenant defeasance, and any deletions from, or modifications or additions to, the provisions of Article 4 in respect of the Securities of such series;

(20) whether any of such Securities are to be issuable upon the exercise of warrants, and the time, manner and place for such Securities to be authenticated and delivered;

(21) if any of such Securities are to be issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

(22) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent or Authenticating Agent with respect to such Securities; and

(23) any other terms of such Securities and any other deletions from or modifications or additions to this Indenture in respect of such Securities.

All Securities of any one series and all Coupons, if any, appertaining to Bearer Securities of such series shall be substantially identical except as to Currency of payments due thereunder, denomination and the rate of interest thereon, or method of determining the rate of interest, if any, Maturity, and the date from which interest, if any, shall accrue and except as may otherwise be provided by the Company in or pursuant to the Board Resolution and set forth in the Officer’s Certificate or in any indenture or indentures supplemental hereto pertaining to such series of Securities. The terms of the Securities of any series may provide, without limitation, that the

Securities shall be authenticated and delivered by the Trustee on original issue from time to time upon written order of persons designated in the Officer’s Certificate or supplemental indenture and that such persons are authorized to determine, consistent with such Officer’s Certificate or any applicable supplemental indenture, such terms and conditions of the Securities of such series as are specified in such Officer’s Certificate or supplemental indenture. All Securities of any one series need not be issued at the same time and, unless otherwise so provided, a series may be reopened for issuances of additional Securities of such series or to establish additional terms of such series of Securities.

If any of the terms of the Securities of any series shall be established by action taken by or pursuant to a Board Resolution, the Board Resolution shall be delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of such series.

Section 3.2. Currency; Denominations.

Unless otherwise provided in or pursuant to this Indenture, the principal of, any premium and interest on and any Additional Amounts with respect to the Securities shall be payable in Dollars. Unless otherwise provided in or pursuant to this Indenture, Registered Securities denominated in Dollars shall be issuable in registered form without Coupons in denominations of $1,000 and any integral multiple thereof, and the Bearer Securities denominated in Dollars shall be issuable in the denomination of $5,000. Securities not denominated in Dollars shall be issuable in such denominations as are established with respect to such Securities in or pursuant to this Indenture.

Section 3.3. Execution, Authentication, Delivery and Dating.

Securities shall be executed on behalf of the Company by an Authorized Officer under its corporate seal reproduced thereon and attested by its Secretary. Coupons shall be executed on behalf of the Company by the Chief Financial Officer or Chief Accounting Officer of the Company. The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual or facsimile.

Securities and any Coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities and Coupons or did not hold such offices at the date of original issuance of such Securities or Coupons.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, together with any Coupons appertaining thereto, executed by the Company, to the Trustee for authentication and, provided that the Board Resolution and Officer’s Certificate or supplemental indenture or indentures with respect to such Securities referred to in Section 3.1 and a Company Order for the authentication and delivery of such Securities have been delivered to the Trustee, the Trustee in accordance with the Company Order and subject to the provisions hereof and of such Securities shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities and any Coupons appertaining thereto, the Trustee shall be entitled to receive, and (subject to Section 6.1 hereof) shall be fully protected in relying upon,

(1) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities are established by an Officers’ Certificate pursuant to general authorization of the Board of Directors, such Officers’ Certificate;

(2) an executed supplemental indenture, if any;

(3) an Opinion of Counsel to the effect that:

(a) the form or forms and terms of such Securities and Coupons, if any, have been established in conformity with the provisions of this Indenture;

(b) all conditions precedent to the authentication and delivery of such Securities and Coupons, if any, appertaining thereto, have been complied with and that such Securities and Coupons, when completed by appropriate insertions, executed under the Company’s corporate seal and attested by duly authorized officers of the Company, delivered by duly authorized officers of the Company to the Trustee for authentication pursuant to this Indenture, and authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and will entitle the Holders thereof to the benefits of this Indenture; such Opinion of Counsel need express no opinion as to the availability of equitable remedies;

(c) all laws and requirements in respect of the execution and delivery by the Company of such Securities and Coupons, if any, have been complied with; and

(d) this Indenture has been qualified under the Trust Indenture Act; and

(4) an Officer’s Certificate delivered in accordance with Section 1.2 stating that all conditions precedent to the execution, authentication and delivery of such Securities and Coupons, if any, appertaining thereto, have been complied with and that, to the best knowledge of the Persons executing such certificate, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing.

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and an Officer’s Certificate at the time of issuance of each

Security, but such opinion and certificate, with appropriate modifications, shall be delivered at or before the time of issuance of the first Security of such series. After any such first delivery, any separate written request by an Authorized Officer of the Company or any person designated in writing by an Authorized Officer that the Trustee authenticate and deliver Securities of such series for original issue will be deemed to be a certification by the Company that all conditions precedent provided for in this Indenture relating to authentication and delivery of such Securities continue to have been complied with.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate any Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or if the Trustee, being advised by counsel, determines that such action may not lawfully be taken.

Each Registered Security shall be dated the date of its authentication. Each Bearer Security and any Bearer Security in global form shall be dated as of the date specified in or pursuant to this Indenture.

No Security or Coupon appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 2.2 or Section 6.12 executed by or on behalf of the Trustee or by the Authenticating Agent by the manual signature of one of its authorized officers. Such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Except as permitted by Section 3.5 or Section 3.6, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons appertaining thereto then matured have been detached and cancelled.

Section 3.4. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute and deliver to the Trustee and, upon Company Order, the Trustee shall authenticate and deliver, in the manner provided in Section 3.3, temporary Securities in lieu thereof which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form or, if authorized in or pursuant to this Indenture, in bearer form with one or more Coupons or without Coupons and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as conclusively evidenced by their execution of such Securities. Such temporary Securities may be in global form.

Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities of the same series and containing terms and provisions that are identical to those of any temporary Securities, such temporary Securities shall be exchangeable for such definitive Securities upon surrender of such temporary Securities at an Office or Agency for such Securities, without charge to any Holder thereof. Upon surrender for cancellation of any one or more temporary Securities (accompanied by any unmatured Coupons appertaining thereto), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations of the same series and containing identical terms and provisions; provided, however, that no definitive Bearer Security, except as provided in or pursuant to this Indenture, shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in or pursuant to this Indenture. Unless otherwise provided in or pursuant to this Indenture with respect to a temporary global Security, until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.5. Registration, Transfer and Exchange.

With respect to the Registered Securities of each series, if any, the Company shall cause to be kept a register (each such register being herein sometimes referred to as the “Security Register”) at an Office or Agency for such series in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Registered Securities of such series and of transfers of the Registered Securities of such series. Such Office or Agency shall be the “Security Registrar” for that series of Securities. Unless otherwise specified in or pursuant to this Indenture or the Securities, the Trustee shall be the initial Security Registrar for each series of Securities. The Company shall have the right to remove and replace from time to time the Security Registrar for any series of Securities; provided that no such removal or replacement shall be effective until a successor Security Registrar with respect to such series of Securities shall have been appointed by the Company and shall have accepted such appointment by the Company. In the event that the Trustee shall not be or shall cease to be Security Registrar with respect to a series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. There shall be only one Security Register for each series of Securities.

Upon surrender for registration of transfer of any Registered Security of any series at any Office or Agency for such series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series denominated as authorized in or pursuant to this Indenture, of a like aggregate principal amount bearing a number not contemporaneously outstanding and containing identical terms and provisions.

At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any Office or Agency for such series. Whenever any Registered Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

If provided in or pursuant to this Indenture, with respect to Securities of any series, at the option of the Holder, Bearer Securities of such series may be exchanged for Registered

Securities of such series containing identical terms, denominated as authorized in or pursuant to this Indenture and in the same aggregate principal amount, upon surrender of the Bearer Securities to be exchanged at any Office or Agency for such series, with all unmatured Coupons and all matured Coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company and the Trustee in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that, except as otherwise provided in Section 10.2, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such series located outside the United States.

Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such Office or Agency for such series in exchange for a Registered Security of such series and like tenor after the close of business at such Office or Agency on (i) any Regular Record Date and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such Office or Agency on the related date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date of payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but shall be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture.

If provided in or pursuant to this Indenture with respect to Securities of any series, at the option of the Holder, Registered Securities of such series may be exchanged for Bearer Securities upon such terms and conditions as may be provided in or pursuant to this Indenture with respect to such series.

Whenever any Securities are surrendered for exchange as contemplated by the immediately preceding four paragraphs, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for definitive Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities of such series. If the beneficial owners of interests in a global Security are entitled to exchange such interests for definitive Securities as the result of an event described in clause (i), (ii) or (iii) of the preceding sentence, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee definitive Securities of such series in such form and denominations as are required by or pursuant to this Indenture, and of the same series, containing identical terms and in aggregate principal amount equal to the principal amount of such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the U.S. Depository or such other Depository as shall be specified in the Company Order with respect thereto, and in accordance with instructions given to the Trustee and the U.S. Depository or such other Depository, as the case may be (which instructions shall be in writing), as shall be specified in the Company Order with respect thereto to the Trustee, as the Company’s agent for such purpose, to be exchanged, in whole or in part, for definitive Securities as described above without charge. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged, which (unless such Securities are not issuable both as Bearer Securities and as Registered Securities, in which case the definitive Securities exchanged for the global Security shall be issuable only in the form in which the Securities are issuable, as provided in or pursuant to this Indenture) shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof, but subject to the satisfaction of any certification or other requirements to the issuance of Bearer Securities; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities of the same series to be redeemed and ending on the relevant Redemption Date; and provided, further, that (unless otherwise provided in or pursuant to this Indenture) no Bearer Security delivered in exchange for a portion of a global Security shall be mailed or otherwise delivered to any location in the United States. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to such Depository or the U.S. Depository, as the case may be, or such other Depository or U.S. Depository referred to above in accordance with the instructions of the Company referred to above. If a Registered Security is issued in exchange for any portion of a global Security after the close of business at the Office or Agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such Office or Agency on the next succeeding Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such Office or Agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Registered Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt and entitling the Holders thereof to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange. Every Registered Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security

Registrar for such Security) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar for such Security duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange, or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses (including fees and expenses of the Trustee) that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, Section 9.5 or Section 11.7 not involving any transfer.

Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of Securities of like tenor and the same series under Section 11.3 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Registered Security selected for redemption in whole or in part, except in the case of any Security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any Bearer Security selected for redemption except, to the extent provided with respect to such Bearer Security, that such Bearer Security may be exchanged for a Registered Security of like tenor and the same series, provided that such Registered Security shall be immediately surrendered for redemption with written instruction for payment consistent with the provisions of this Indenture or (iv) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

Section 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security or a Security with a mutilated Coupon appertaining to it is surrendered to the Trustee, subject to the provisions of this Section 3.6, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to the surrendered Security.

If there be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or Coupon, and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or Coupon has been acquired by a bona fide purchaser, the Company shall execute and, upon the Company’s request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen Coupon appertains with all appurtenant Coupons not destroyed, lost or stolen, a new Security of the same series containing identical terms and of like principal amount and bearing a number not contemporaneously outstanding, with Coupons appertaining thereto corresponding to the Coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen Coupon appertains.

Notwithstanding the foregoing provisions of this Section 3.6, in case any mutilated, destroyed, lost or stolen Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or Coupon; provided, however, that payment of principal of, any premium or interest on or any Additional Amounts with respect to any Bearer Securities shall, except as otherwise provided in Section 10.2, be payable only at an Office or Agency for such Securities located outside the United States and, unless otherwise provided in or pursuant to this Indenture, any interest on Bearer Securities and any Additional Amounts with respect to such interest shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee) connected therewith.

Every new Security, with any Coupons appertaining thereto issued pursuant to this Section 3.6 in lieu of any destroyed, lost or stolen Security, or in exchange for a Security to which a destroyed, lost or stolen Coupon appertains shall constitute a separate obligation of the Company, whether or not the destroyed, lost or stolen Security and Coupons appertaining thereto or the destroyed, lost or stolen Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series and any Coupons, if any, duly issued hereunder.

The provisions of this Section 3.6, as amended or supplemented pursuant to this Indenture with respect to particular Securities or generally, shall be exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons.

Section 3.7. Payment of Interest and Certain Additional Amounts; Rights to Interest and Certain Additional Amounts Preserved.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, and are punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such interest.

Unless otherwise provided in or pursuant to this Indenture, any interest on and any Additional Amounts with respect to any Registered Security which shall be payable, but shall not be punctually paid or duly provided for, on any Interest Payment Date for such Registered Security (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed by the Company in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on such Registered Security, the Special Record Date therefor and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such Defaulted Interest as in this Clause provided. The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 12 days after notification to the Trustee of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of such Registered Security (or a Predecessor Security thereof) at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in the Borough of Manhattan, The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Person in whose name such Registered Security (or a Predecessor Security thereof) shall be registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Security may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.

Unless otherwise provided in or pursuant to this Indenture or the Securities of any particular series pursuant to the provisions of this Indenture, at the option of the Company, interest on Registered Securities that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States.

Subject to the foregoing provisions of this Section and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

In the case of any Registered Security of any series that is convertible into shares of other securities of the Company or exchangeable for securities of another issuer, which Registered Security is converted or exchanged after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security with respect to which the Stated Maturity is prior to such Interest Payment Date), interest with respect to which the Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion or exchange, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more predecessor Registered Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Registered Security which is converted or exchanged, interest with respect to which the Stated Maturity is after the date of conversion or exchange of such Registered Security shall not be payable.

Section 3.8. Persons Deemed Owners.

Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered in the Security Register as the owner of such Registered Security for the purpose of receiving payment of principal of, any premium and (subject to Section 3.5 and Section 3.7) interest on and any Additional Amounts with respect to such Registered Security and for all other purposes whatsoever, whether or not any payment with respect to such Registered Security shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security or the bearer of any Coupon as the absolute owner of such Security or Coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not any payment with respect to such Security or Coupon shall be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

No Holder of any beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.9. Cancellation.

All Securities and Coupons surrendered for payment, redemption, registration of transfer, exchange or conversion or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Coupons, as well as Securities and Coupons surrendered directly to the Trustee for any such purpose, shall be cancelled promptly by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be cancelled promptly by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All cancelled Securities and Coupons held by the Trustee shall be disposed of by the Trustee in accordance with its normal operating procedures, unless by a Company Order the Company directs their return to it.

Section 3.10. Computation of Interest.

Except as otherwise provided in or pursuant to this Indenture or in any Security, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 3.11 CUSIP and ISIN Numbers.

The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and “ISIN” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

ARTICLE 4

SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.1. Satisfaction and Discharge.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect with respect to any series of Securities specified in such Company Order and any Coupons appertaining thereto, and the Trustee, on receipt of a Company Order, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(1) either

(a) all Securities of such series theretofore authenticated and delivered and all Coupons appertaining thereto (other than (i) Coupons appertaining to Bearer Securities of such series surrendered in exchange for Registered Securities of such series and maturing after such exchange whose surrender is not required or has been waived as provided in Section 3.5, (ii) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, (iii) Coupons appertaining to Securities of such series called for redemption and maturing after the relevant Redemption Date whose surrender has been waived as provided in Section 11.6, and (iv) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(b) all Securities of such series and, in the case of (i) or (ii) below, any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation

(i)	have become due and payable, or

(ii)	will become due and payable at their Stated Maturity within one year, or

(iii)	if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose, money in the Currency in which such

Securities are payable in an amount sufficient to pay and discharge the entire indebtedness on such Securities and any Coupons appertaining thereto not theretofore delivered to the Trustee for cancellation, including the principal of, any premium and interest on, and any Additional Amounts with respect to such Securities and any Coupons appertaining thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Maturity thereof, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Outstanding Securities of such series and any Coupons appertaining thereto; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of such series as to which it is Trustee and if the other conditions thereto are met.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Company and the Trustee with respect to the Securities of such series under Section 3.5, Section 3.6, Section 4.3, Section 10.2 and Section 10.3, with respect to the payment of Additional Amounts, if any, with respect to such Securities as contemplated by Section 10.4 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.1(1)(b)), and with respect to any rights to convert or exchange such Securities into other securities of the Company or securities of another issuer shall survive.

Section 4.2. Defeasance and Covenant Defeasance.

(1) Unless, pursuant to Section 3.1, either or both of (i) defeasance of the Securities of or within a series under clause (2) of this Section 4.2 shall not be applicable with respect to the Securities of such series or (ii) covenant defeasance of the Securities of or within a series under clause (3) of this Section 4.2 shall not be applicable with respect to the Securities of such series, then such provisions, together with the other provisions of this Section 4.2 (with such modifications thereto as may be specified pursuant to Section 3.1 with respect to any Securities), shall be applicable to such Securities and any Coupons appertaining thereto, and the Company may at its option by Board Resolution, at any time, with respect to such Securities and any Coupons appertaining thereto, elect to have Section 4.2(2) or Section 4.2(3) be applied to such Outstanding Securities and any Coupons appertaining thereto upon compliance with the conditions set forth below in this Section 4.2.

(2) Upon the Company’s exercise of the above option applicable to this Section 4.2(2) with respect to any Securities of or within a series, the Company shall be deemed to have been discharged from its obligations with respect to such Outstanding Securities and any Coupons appertaining thereto on the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Outstanding Securities and any Coupons appertaining thereto, which shall thereafter be deemed to be “Outstanding” only for the purposes of clause (5) of this Section 4.2 and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and to have satisfied all of its other obligations under such Securities and any Coupons appertaining thereto and this Indenture insofar as such Securities and any Coupons appertaining thereto are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such Outstanding Securities and any Coupons appertaining thereto to receive, solely from the trust fund described in clause (4) of this Section 4.2 and as more fully set forth in such clause, payments in respect of the principal of (and premium, if any) and interest, if any, on, and Additional Amounts, if any, with respect to, such Securities and any Coupons appertaining thereto when such payments are due, and any rights of such Holder to convert such Securities into other securities of the Company or exchange such Securities for securities of another issuer, (ii) the obligations of the Company and the Trustee with respect to such Securities under Section 3.5, Section 3.6, Section 3.7, Section 3.8, Section 10.2 and Section 10.3 and with respect to the payment of Additional Amounts, if any, on such Securities as contemplated by Section 10.4 (but only to the extent that the Additional Amounts payable with respect to such Securities exceed the amount deposited in respect of such Additional Amounts pursuant to Section 4.2(4)(a) below), and with respect to any rights to convert such Securities into other securities of the Company or exchange such Securities for securities of another issuer, (iii) the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and (iv) this Section 4.2. The Company may exercise its option under this Section 4.2(2) notwithstanding the prior exercise of its option under clause (3) of this Section 4.2 with respect to such Securities and any Coupons appertaining thereto.

(3) Upon the Company’s exercise of the option to have this Section 4.2(3) apply with respect to any Securities of or within a series, (i) the Company, to the extent specified pursuant to Section 3.1(19), shall be released from its obligations under Article 8, Section 10.7, any covenants provided pursuant to Sections 3.1(19) (relating to covenants of the Company), 9.1(2) or 9.1(4) for the benefit of the Holders of such Securities and (ii) the occurrence of any event specified in Sections 5.1(4) (with respect to any of Article 8, Section 10.7(2) and any such covenants provided pursuant to Section 3.1(18) (relating to covenants of the Company), 9.1(2) or 9.1(4)) and 5.1(9) shall be deemed not to be or result in an Event of Default, with respect to such Outstanding Securities and any Coupons appertaining thereto on and after the date the conditions set forth in clause (4) of this Section 4.2 are satisfied (hereinafter, “covenant defeasance”), and such Securities and any Coupons appertaining thereto shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with any such specified covenant or obligation, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to such Outstanding Securities and any Coupons appertaining thereto, the Company may omit to comply with, and shall have no liability in respect of, any term, condition or limitation set forth in any such specified Sections, whether directly or indirectly, by reason of any reference elsewhere herein to any such specified

Sections or by reason of reference in any such specified Sections to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 5.1 (4) but, except as specified above, the remainder of this Indenture and such Securities and Coupons appertaining thereto shall be unaffected thereby.

(4) The following shall be the conditions to application of clause (2) or (3) of this Section 4.2 to any Outstanding Securities of or within a series and any Coupons appertaining thereto:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.8 who shall agree to comply with the provisions of this Section 4.2 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities and any Coupons appertaining thereto, (1) an amount in Dollars or in such Foreign Currency in which such Securities and any Coupons appertaining thereto are then specified as payable at Stated Maturity, or (2) Government Obligations applicable to such Securities and Coupons appertaining thereto (determined on the basis of the Currency in which such Securities and Coupons appertaining thereto are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal of (and premium, if any) and interest, if any, on such Securities and any Coupons appertaining thereto, money in an amount, or (3) a combination thereof, in any case, in an amount, sufficient, without consideration of any reinvestment of such principal and interest, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (y) the principal of (and premium, if any) and interest, if any, on such Outstanding Securities and any Coupons appertaining thereto at the Stated Maturity of such principal or installment of principal or premium or interest and (z) any mandatory sinking fund payments or analogous payments applicable to such Outstanding Securities and any Coupons appertaining thereto on the days on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities and any Coupons appertaining thereto.

(b) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

(c) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to such Securities and any Coupons appertaining thereto shall have occurred and be continuing on the date of such deposit and, with respect to defeasance only, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(d) In the case of an election under clause (2) of this Section 4.2 with respect to Registered Securities and any Bearer Securities for which the Place of Payment is within the United States, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a letter ruling, or there has been published by the Internal Revenue Service a Revenue Ruling, or (ii) since the date of execution of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(e) In the case of an election under clause (3) of this Section 4.2 with respect to Registered Securities and any Bearer Securities for which the Place of Payment is within the United States, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Outstanding Securities and any Coupons appertaining thereto will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(f) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 123rd day after the date of deposit, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited or caused to be deposited with the Trustee (or other qualifying trustee) pursuant to this clause (4) to be held in trust will not be subject to any case or proceeding (whether voluntary or involuntary) in respect of the Company under any Federal or State bankruptcy, insolvency, reorganization or other similar law, or any decree or order for relief in respect of the Company issued in connection therewith (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(g) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance or covenant defeasance under clause (2) or (3) of this Section 4.2 (as the case may be) have been complied with.

(h) Notwithstanding any other provisions of this Section 4.2(4), such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.1.

(i) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act.

(j) The Company shall have delivered to the Trustee an Opinion of Counsel stating that such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act.

(k) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that neither such Outstanding Securities nor any other Outstanding Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.

(l) In the event of any defeasance pursuant to this Section, any security interest securing the Securities shall be released, and the Trustee shall execute all additional documents, instruments and filings and make all filings necessary or advisable to effect the release.

(5) Unless otherwise specified in or pursuant to this Indenture or any Security, if, after a deposit referred to in Section 4.2(4)(a) has been made, (a) the Holder of a Security in respect of which such deposit was made is entitled to, and does, elect pursuant to Section 3.1 or the terms of such Security to receive payment in a Currency other than that in which the deposit pursuant to Section 4.2(4)(a) has been made in respect of such Security, or (b) a Conversion Event occurs in respect of the Foreign Currency in which the deposit pursuant to Section 4.2(4)(a) has been made, the indebtedness represented by such Security and any Coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any), and interest, if any, on, and Additional Amounts, if any, with respect to, such Security as the same becomes due out of the proceeds yielded by converting (from time to time as specified below in the case of any such election) the amount or other property deposited in respect of such Security into the Currency in which such Security becomes payable as a result of such election or Conversion Event based on (x) in the case of payments made pursuant to clause (a) above, the applicable market exchange rate for such Currency in effect on the second Business Day prior to each payment date, or (y) with respect to a Conversion Event, the applicable market exchange rate for such Foreign Currency in effect (as nearly as feasible) at the time of the Conversion Event.

The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 4.2(5) and Section 4.3, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the Government Obligations deposited pursuant to this Section 4.2 or the principal, premium (if any), or interest or Additional Amounts, if any, received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such Outstanding Securities and any Coupons appertaining thereto.

Anything in this Section 4.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or Government Obligations (or other property and any proceeds therefrom) held by it as provided in clause (4) of this Section 4.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a defeasance or covenant defeasance, as applicable, in accordance with this Section 4.2.

Section 4.3. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money and Government Obligations (or other property as may be provided pursuant to Section 3.1) (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.1 or Section 4.2 in respect of any Outstanding Securities of any series and any Coupons appertaining thereto shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and any Coupons appertaining thereto and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities and any Coupons appertaining thereto of all sums due and to become due thereon in respect of principal (and premium, if any) and interest and Additional Amounts, if any; but such money and Government Obligations need not be segregated from other funds except to the extent required by law.

ARTICLE 5

REMEDIES

Section 5.1. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body following the expiration of any applicable grace and cure period), unless such event is specifically deleted or modified in or pursuant to the supplemental indenture, Board Resolution or Officer’s Certificate establishing the terms of such Series pursuant to this Indenture:

(1) default in the payment of any interest on any Security of such series, or any Additional Amounts payable with respect thereto, when such interest becomes or such Additional Amounts become due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of or any premium on any Security of such series, or any Additional Amounts payable with respect thereto, when such principal or premium becomes or such Additional Amounts become due and payable at their Maturity; or

(3) default in the deposit of any sinking fund payment when and as due by the terms of a Security of such series; or

(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture or the Securities (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in this Section specifically dealt with or which has been expressly included in this Indenture solely for the benefit of a series of Securities other than such series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

(a) is caused by a failure to pay principal on such Indebtedness when due prior to expiration of any grace or cure period (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to $25,000,000 or more; or

(6) the Company or any Subsidiary of the Company shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $25,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith; or

(7) the entry by a court having competent jurisdiction of:

(a) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency), rehabilitation or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b) a decree or order adjudging the Company or any Significant Subsidiary to be insolvent, or approving a petition seeking reorganization (other than a reorganization under a foreign law that does not relate to insolvency), rehabilitation, arrangement, adjustment or composition of the Company and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, rehabilitator, trustee or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of the Company or any Significant Subsidiary or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary; or

(8) the commencement by the Company or any Significant Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency), rehabilitation or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law or to the commencement of any insolvency proceedings against it or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization, arrangement, adjustment, rehabilitation or composition of the Company or any Significant Subsidiary or relief under any applicable law, or the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, rehabilitator or similar official of the Company or any Significant Subsidiary or any substantial part of the property of the Company or any Significant Subsidiary or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

(9) any other Event of Default provided in or pursuant to this Indenture with respect to Securities of such series.

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding (other than an Event of Default specified in clause (7) or (8) of Section 5.1) occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of such series may declare the principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such lesser amount shall become immediately due and payable.

If an Event of Default specified in clause (7) or (8) of Section 5.1 occurs, all unpaid principal of and accrued interest on the Outstanding Securities of that series (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of any Security of that series.

At any time after a declaration of acceleration with respect to the Securities of any series (or of all the Securities, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of not less than a majority in principal amount of the Outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

(1) the Company has paid or deposited with the Trustee a sum of money sufficient to pay

(a) all overdue installments of any interest on and Additional Amounts with respect to all Securities of such series (or of all the Securities, as the case may be) and any Coupon appertaining thereto,

(b) the principal of and any premium on any Securities of such series (or of all the Securities, as the case may be) which have become due otherwise than by such declaration of acceleration and interest thereon and any Additional Amounts with respect thereto at the rate or rates borne by or provided for in such Securities,

(c) to the extent that payment of such interest or Additional Amounts is lawful, interest upon overdue installments of any interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

(d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7; and

(2) all Events of Default with respect to Securities of such series, other than the non-payment of the principal of, any premium and interest on, and any Additional Amounts with respect to Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(1) default is made in the payment of any installment of interest on or any Additional Amounts with respect to any Security or any Coupon appertaining thereto when such interest or Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

(2) default is made in the payment of the principal of or any premium on any Security or any Additional Amounts with respect thereto at their Maturity, or

(3) default is made in the deposit of any sinking fund payment when and as due by the terms of a Security,

the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities and any Coupons appertaining thereto, the whole amount of money then due and payable with respect to such Securities and any Coupons appertaining thereto, with interest upon the overdue principal, any premium and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 6.7.

If the Company fails to pay the money it is required to pay the Trustee pursuant to the preceding paragraph forthwith upon the demand of the Trustee, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the money so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and any Coupons appertaining thereto and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities and any Coupons appertaining thereto, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series and any Coupons appertaining thereto by such appropriate judicial and non-judicial proceedings, as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, any agreement creating Liens securing Securities of such series or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, enforcement of remedies against the security for any Securities available to the trustee as a secured party under the uniform commercial code and other applicable law.

Section 5.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any overdue principal, premium, interest or Additional Amounts) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1) to file and prove a claim for the whole amount, or, if the Securities of any series are Original Issue Discount Securities, such lesser amount as may be provided for in the Securities of any applicable series, of the principal and any premium, interest and Additional Amounts owing and unpaid in respect of the Securities and any Coupons appertaining thereto and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents or counsel) and of the Holders of Securities or any Coupons appertaining thereto allowed in such judicial proceeding, and

(2) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, rehabilitator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities or any Coupons to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities or any Coupons, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security or any Coupon any plan of reorganization, arrangement, adjustment or composition affecting the Securities or Coupons or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of a Security or any Coupon in any such proceeding.

Section 5.5. Trustee May Enforce Claims without Possession of Securities or Coupons.

All rights of action and claims under this Indenture or any of the Securities or Coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or Coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery or judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of each and every Holder of the Securities or Coupons in respect of which such judgment has been recovered.

Section 5.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or any premium, interest or Additional Amounts, upon presentation of the Securities or Coupons, or both, as the case may be, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

First: To the payment of all amounts due the Trustee and any predecessor Trustee under Section 6.7;

Second: To the payment of the amounts then due and unpaid upon the Securities and any Coupons for principal and any premium, interest and Additional Amounts in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and Coupons for principal and any premium, interest and Additional Amounts, respectively;

Third: The balance, if any, to the Person or Persons entitled thereto.

Section 5.7. Limitations on Suits.

Except as provided in Section 5.8, no Holder of any Security of any series or any Coupons appertaining thereto shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of such series;

(2) the Holders of not less than 25% in principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3) such Holder or Holders have offered to the Trustee such indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other such Holders or Holders of Securities of any other series, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8. Unconditional Right of Holders to Receive Principal and any Premium, Interest and Additional Amounts.

Notwithstanding any other provision in this Indenture, the Holder of any Security or Coupon shall have the right, which is absolute and unconditional, to receive payment of the principal of, any premium and (subject to Section 3.5 and Section 3.7) interest on, and any Additional Amounts with respect to such Security or payment of such Coupon, as the case may be, on the respective Stated Maturity or Maturities therefor specified in such Security or Coupon (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder if provided in or pursuant to this Indenture, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder except that no Holder shall have the right to institute any such suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of any Liens securing Securities of such Series upon any property or assets subject to the Liens.

Section 5.9. Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security or a Coupon has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and each such Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and each such Holder shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or Coupons in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to each and every Holder of a Security or a Coupon or conferred upon the Trustee or such Holder under any Instrument securing all or any portion of the Securities is intended to be exclusive of any other right or remedy, and every right and remedy, to the extent permitted by law, shall be cumulative and in addition to every other right and remedy given hereunder or existing under such security instrument or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not, to the extent permitted by law, prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security or Coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to any Holder of a Security or a Coupon may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by such Holder, as the case may be.

Section 5.12. Control by Holders of Securities.

The Holders of a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series and any Coupons appertaining thereto, provided that

(1) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series,

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3) such direction is not unduly prejudicial to the rights of the other Holders of Securities of such series not joining in such action as determined by a Responsible Officer of the Trustee.

Section 5.13. Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series on behalf of the Holders of all the Securities of such series and any Coupons appertaining thereto may waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of, any premium or interest on, or any Additional Amounts with respect to, any Security of such series or any Coupons appertaining thereto, or

(2) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Waiver of Usury, Stay or Extension Laws.

The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest, if any, on or Additional Amounts, if any, with respect to any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date, and, in the case of repayment, on or after the date for repayment) or for the enforcement of the right, if any, to convert or exchange any Security into Common Stock or other securities in accordance with its terms.

ARTICLE 6

THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities.

(1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(2) Except during the continuance of an Event of Default,

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(3) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(4) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(a) this Subsection shall not be construed to limit the effect of Subsection (2) of this Section;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, determined as provided in Sections 1.1, 1.4 and 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(5) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2. Certain Rights of Trustee.

Subject to Section 6.1 hereof:

(1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or a Company Order (in each case, other than delivery of any Security, together with any Coupons appertaining thereto, to the Trustee for authentication and delivery pursuant to Section 3.3 which shall be sufficiently evidenced as provided therein except in the case of an exchange) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence shall be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or any Coupons appertaining thereto pursuant to this Indenture, unless such Holders shall have offered to the Trustee such security or indemnity as is reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document, but the Trustee, in its discretion, may but shall not be obligated to make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, during business hours and upon reasonable notice, the books, records and premises of the Company, personally or by agent or attorney;

(7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8) the Trustee shall not be liable for any action taken or error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent, acted in bad faith or engaged in willful misconduct;

(9) the Authenticating Agent, Paying Agent, and Security Registrar shall have the same rights, privileges, protections, immunities, benefits, protections and rights to indemnification as the Trustee set forth hereunder;

(10) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

(11) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with an Act of the Holders hereunder, and, to the extent not so provided herein, with respect to any act requiring the Trustee to exercise its own discretion, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture or any Securities, unless it shall be proved that, in connection with any such action taken, suffered or omitted or any such act, the Trustee was negligent, acted in bad faith or engaged in willful misconduct.

Section 6.3. Notice of Defaults.

If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided in the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium on or interest on or any Additional Amounts with respect to any Security of such series or any Coupon appertaining thereto or in the payment of any sinking fund installment with respect to any Security of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders of Securities and Coupons of such series. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.4. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, and in any Coupons shall be taken as the statements of the Company and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or the Coupons, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

Section 6.5. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other Person that may be an agent of the Trustee or the Company, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other Person.

Section 6.6. Money Held in Trust.

Except as provided in Section 4.3 and Section 10.3, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law and shall be held uninvested. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed to in writing with the Company.

Section 6.7. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by the Trustee hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements or any instrument securing any of the Securities and advances incurred or made by the Trustee in accordance with any provision of this Indenture or arising out of or in connection with the acceptance or administration of the trust or trusts hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence or bad faith; and

(3) to indemnify the Trustee and its agents, officers, directors and employees for, and to hold them harmless against, any loss, damage, claims, liability or expense including taxes (other than taxes based upon, measured or determined by the income of the Trustee), incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder, except to the extent that any such loss, damage, claims, liability or expense was due to the Trustee’s negligence or bad faith.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities of any series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium or interest on or any Additional Amounts with respect to particular Securities or any Coupons appertaining thereto.

To the extent permitted by law, any compensation or expense incurred by the Trustee after a default specified in or pursuant to Section 5.1 is intended to constitute an expense of administration under any then applicable bankruptcy or insolvency law. “Trustee” for purposes of this Section 6.7 shall include any predecessor Trustee but the negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.7.

The provisions of this Section 6.7 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee and shall apply with equal force and effect to the Trustee in its capacity as Authenticating Agent, Paying Agent or Security Registrar.

Section 6.8. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder that is a Corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is eligible under Section 310(a)(1) of the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000, and that is subject to supervision or examination by Federal or state authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), (2) and (5) of the Trust Indenture Act. The Trustee shall comply with Section 310(b); provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met.

Section 6.9. Resignation and Removal; Appointment of Successor.

(1) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee pursuant to Section 6.10.

(2) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to such series.

(3) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and the Company.

(4) If at any time:

(a) the Trustee shall fail to comply with the obligations imposed upon it under Section 310(b) of the Trust Indenture Act with respect to Securities of any series after written request therefor by the Company or any Holder of a Security of such series who has been a bona fide Holder of a Security of such series for at least six months, or

(b) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or any such Holder, or

(c) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove the Trustee with respect to all Securities or the Securities of such series, or (ii) subject to Section 315(e) of the Trust Indenture Act, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

(5) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of such series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 6.10. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(6) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Registered Securities, if any, of such series as their names and addresses appear in the Security Register and, if Securities of such series are issued as Bearer Securities, by publishing notice of such event once in an Authorized Newspaper in each Place of Payment located outside the United States. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

(7) In no event shall any retiring Trustee be liable for the acts or omissions of any successor Trustee hereunder.

Section 6.10. Acceptance of Appointment by Successor.

(1) Upon the appointment hereunder of any successor Trustee with respect to all Securities, such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on the request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and, subject to Section 10.3, shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.7.

(2) Upon the appointment hereunder of any successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and such successor Trustee shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder, and, upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereinafter expressly set forth, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or such successor Trustee, such retiring Trustee, upon payment of its charges with respect to the Securities of that or those series to which the appointment of such successor Trustee relates and subject to Section 10.3 shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its claim, if any, provided for in Section 6.7.

(3) Upon request of any Person appointed hereunder as a successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (1) or (2) of this Section, as the case may be.

(4) No Person shall accept its appointment hereunder as a successor Trustee unless at the time of such acceptance such successor Person shall be qualified and eligible under this Article.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business.

Any Corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Corporation acquiring all or substantially all of the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated but not delivered by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.12. Appointment of Authenticating Agent.

The Trustee may appoint one or more Authenticating Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of that or those series issued upon original issue, exchange, registration of transfer, partial redemption or partial repayment or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

Each Authenticating Agent must be acceptable to the Company and, except as provided in or pursuant to this Indenture, shall at all times be a corporation that would be permitted by the Trust Indenture Act to act as trustee under an indenture qualified under the Trust Indenture Act, is authorized under applicable law and by its charter to act as an Authenticating Agent and has a combined capital and surplus (computed in accordance with Section 310(a)(2) of the Trust Indenture Act) of at least $50,000,000. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect specified in this Section.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, provided such Corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall (i) mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Registered Securities, if any, of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register, and (ii) if Securities of the series are issued as Bearer Securities, publish notice of such appointment at least once in an Authorized Newspaper in the place where such successor

Authenticating Agent has its principal office if such office is located outside the United States. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay each Authenticating Agent from time to time reasonable compensation for its services under this Section. If the Trustee makes such payments, it shall be entitled to be reimbursed for such payments, subject to the provisions of Section 6.7.

The provisions of Section 3.8, Section 6.4 and Section 6.5 shall be applicable to each Authenticating Agent.

If an Authenticating Agent is appointed with respect to one or more series of Securities pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication in substantially the following form:

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not be accompanied by or contained in an Officer’s Certificate by the Company), shall appoint in accordance with this Section an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.

Section 6.13. Preferential Collection of Claims Against the Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture

Act regarding the collection of claims against the Company (or any such other obligor). A trustee who has resigned or been removed shall be subject to the Trust Indenture Act Section 311(a) to the extent provided therein.

Section 6.14.    Co-Trustee and Separate Trustees.

At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any property securing any of the Securities may at the time be located, the Company and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least thirty percent (30%) in principal amount of the Outstanding Securities, the Company shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of such property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 6.14. If the Company does not join in such appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee alone shall have power to make such appointment.

Should any written instrument from the Company be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(1) The Securities shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee.

(2) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

(3) The Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Company evidenced by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Company. Upon the written request of the Trustee, the Company shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 6.l4.

(4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee.

Section 6.15.    Patriot Act

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as business entity, a charity, a trust or other legal entity the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation.

ARTICLE 7

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1. Company to Furnish Trustee Names and Addresses of Holders.

In accordance with Section 312(a) of the Trust Indenture Act, the Company shall furnish or cause to be furnished to the Trustee

(1) semi-annually with respect to Securities of each series not later than March 1 and September 1 of the year or upon such other dates as are set forth in or pursuant to the Board Resolution or indenture supplemental hereto authorizing such series, a list, in each case in such form as the Trustee may reasonably require, of the names and addresses of Holders as of the applicable date, and

(2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.

Section 7.2. Preservation of Information; Communications to Holders.

The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

Every Holder of Securities or Coupons, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company, the Trustee, any Paying Agent or any Security Registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

Section 7.3. Reports by Trustee.

(1) Within 60 days after May 15 of each year commencing with the first May 15 following the first issuance of Securities pursuant to Section 3.1, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit, pursuant to Section 313(c) of the Trust Indenture Act, a brief report dated as of such September 15 with respect to any of the events specified in said Section 313(a) which may have occurred since the later of the immediately preceding September 15 and the date of this Indenture.

(2) The Trustee shall transmit the reports required by Section 313(a) and 313(b) of the Trust Indenture Act at the times specified therein.

(3) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and 313(d) of the Trust Indenture Act.

Section 7.4. Reports by Company.

The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

(1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(3) transmit within 30 days after the filing thereof with the Trustee to the Holders of the Securities, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(4) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates), other than with respect to Section 6.2.

(5) Deliver in timely fashion all certificates, opinions and other items, and otherwise comply with the requirements of Section 314 of the Trust Indenture Act, to the extent applicable.

ARTICLE 8

CONSOLIDATION, AMALGAMATIONS, MERGER AND SALES

Section 8.1. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not consolidate or amalgamate with or merge into any other Person (whether or not affiliated with the Company), or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other Person (whether or not affiliated with the Company), and the Company shall not permit any other Person (whether or not affiliated with the Company) to consolidate or amalgamate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company unless:

(1) in case the Company shall consolidate or amalgamate with or merge into another Person, continue in another jurisdiction or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, the Person formed by such consolidation or amalgamation or into which the Company is merged or the Person which, directly or indirectly, acquires by conveyance or transfer, or which leases, the properties and assets of the Company as an entirety or substantially as an entirety or the Company after a continuation, shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture (or indentures, if at such time there is more than one Trustee) supplemental hereto, executed by the successor Person and delivered to the Trustee the due and punctual payment of the principal of, any premium and interest on and any Additional Amounts with respect to all the Securities and the performance of every obligation in this Indenture and the Outstanding Securities on the part of the Company to be performed or observed and shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Common Stock or other securities;

(2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary of the Company as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

(3) either the Company or the successor Person shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(4) the Company and the successor Person shall have delivered to the Trustee any additional financing statements or other filings or other evidence that all actions necessary or appropriate to maintain the validity, perfection and priority of every security interest in favor of the Trustee have been made.

Section 8.2. Successor Person Substituted for Company.

Upon any consolidation or amalgamation by the Company with or merger of the Company into any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 8.1, the successor Person formed by such consolidation or amalgamation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under this Indenture, the Securities and the Coupons arising after the date of transfer.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.1. Supplemental Indentures without Consent of Holders.

Without the consent of any Holders of Securities or Coupons, the Company (when authorized by or pursuant to a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, for any of the following purposes:

(1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company contained herein and in the Securities; or

(2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (as shall be specified in such supplemental indenture or indentures) or to surrender any right or power herein conferred upon the Company; or

(3) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of, any premium or interest on or any Additional Amounts with respect to Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be exchanged for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form, provided any such action shall not adversely affect the interests of the Holders of Outstanding Securities of any series or any Coupons appertaining thereto in any material respect; or

(4) to establish the form or terms of Securities of any series and any Coupons appertaining thereto as permitted by Section 2.1 and Section 3.1; or

(5) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.10; or

(6) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action pursuant to this clause (6) shall not adversely affect the interests of the Holders of Securities of any series then Outstanding or any Coupons appertaining thereto in any material respect; or

(7) to add any additional Events of Default with respect to all or any series of Securities (as shall be specified in such supplemental indenture); or

(8) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article 4, provided that any such action shall not adversely affect the interests of any Holder of an Outstanding Security of such series and any Coupons appertaining thereto or any other Outstanding Security or Coupon in any material respect; or

(9) to secure any one or more series of the Securities; or

(10) to make provisions with respect to conversion or exchange rights of Holders of Securities of any series.

Section 9.2. Supplemental Indentures with Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company (when authorized by or pursuant to a Company’s Board Resolution) and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or of the Securities of such series; provided, however, that no such supplemental indenture, without the consent of the Holder of each Outstanding Security affected thereby, shall

(1) change the Stated Maturity of the principal of, or any premium or installment of interest on or any Additional Amounts or Redemption Date with respect to, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest thereon or any Additional Amounts with respect thereto, or any amount payable upon the redemption thereof or otherwise, or change the obligation of the Company to pay Additional Amounts pursuant to Section 10.4 (except as contemplated by Section 8.1(1) and permitted by Section 9.1(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment, Currency in which the principal of, any premium or interest on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment), or

(2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 15.4 for quorum or voting, or

(3) modify any of the provisions of this Indenture relating to the subordination of the Securities in respect thereof in a manner adverse to Holders of Securities, or

(4) modify any of the provisions of this Section, Section 5.13 or Section 10.6, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

(5) make any change that adversely affects the right to convert or exchange any Security into or for Common Stock of the Company or other securities (whether or not issued by the Company), cash or property in accordance with its terms, or

(6) reduce the principal amount of, or the rate, or modify the calculation of such rate, or interest on, or any premium payable upon the redemption of, any Security, or

(7) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or

(8) change the redemption provisions of the new Securities or adversely affect the right of repayment at the option of any holder of the Securities, or

(9) change the place of payment or the coin or currency in which the principal of, any premium or interest on the Securities is payable, or

(10) impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the Securities or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date, or

(11) reduce the redemption price or purchase price (including change of control purchase price, asset sale purchase price and the price payable upon exercise by a holder of its option to require the Company to repurchase such holder’s Securities) on any Security, or

(12) impair the right to institute suit for the enforcement of any repurchase of, payment on or with respect to, or conversion of any Security, or

(13) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase options or the conversion rights of holders of any Securities, or

(14) modify any of the provisions of this Section 9.2, or

(15) except as provided in Section 1.17. or in any Supplemental Indenture, release, modify or impair the security for the Securities.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which shall have been included expressly and solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.3. Execution of Supplemental Indentures.

As a condition to executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trust created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 315 of the Trust Indenture Act) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and an Officer’s Certificate stating that all conditions precedent to the execution of such supplemental indenture have been fulfilled. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4. Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of a Security theretofore or thereafter authenticated and delivered hereunder and of any Coupon appertaining thereto shall be bound thereby.

Section 9.5. Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.6. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.7. Notice of Supplemental Indenture.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 9.2, the Company shall transmit to the Holders of Outstanding Securities of any series affected thereby a notice setting forth the substance of such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not affect or impair the validity of an amendment under this Article.

ARTICLE 10

COVENANTS

Section 10.1. Payment of Principal, any Premium, Interest and Additional Amounts.

The Company covenants and agrees for the benefit of the Holders of the Securities of each series that it will duly and punctually pay the principal of, any premium and interest on and any Additional Amounts with respect to the Securities of such series in accordance with the terms thereof, any Coupons appertaining thereto and this Indenture. Any interest due on any Bearer Security on or before the Maturity thereof, and any Additional Amounts payable with respect to such interest, shall be payable only upon presentation and surrender of the Coupons appertaining thereto for such interest as they severally mature.

Section 10.2. Maintenance of Office or Agency.

The Company shall maintain in each Place of Payment for any series of Securities an Office or Agency where Securities of such series (but not Bearer Securities, except as otherwise provided below, unless such Place of Payment is located outside the United States) may be presented or surrendered for payment, where Securities of such series may be surrendered for registration of transfer or exchange, where Securities of such series that are convertible or exchangeable may be surrendered for conversion or exchange, and where notices and demands to or upon the Company in respect of the Securities of such series relating thereto and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company shall maintain, subject to any laws or regulations applicable thereto, an Office or Agency in a Place of Payment for such series which is located outside the United States where Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment; provided, however, that if the Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company shall maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of such series are listed on such exchange. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such Office or Agency. If at any time the Company shall fail to maintain any such required Office or Agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of such series and any Coupons appertaining thereto may be presented and surrendered for payment at the place specified for the purpose with respect to such Securities as provided in or pursuant to this Indenture, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Except as otherwise provided in or pursuant to this Indenture, no payment of principal, premium, interest or Additional Amounts with respect to Bearer Securities shall be made at any Office or Agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, if amounts owing with respect to any Bearer Securities shall be payable in Dollars, payment of principal of, any premium or interest on and any Additional Amounts with respect to any such Security may be made at the Corporate Trust Office of the Trustee or any Office or Agency designated by the Company in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount of such principal, premium, interest or Additional Amounts at all offices outside the United States maintained for such purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

The Company may also from time to time designate one or more other Offices or Agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an Office or Agency in each Place of Payment for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other Office or Agency. Unless otherwise provided in or pursuant to this Indenture, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the agency of the Trustee at U.S. Bank Trust National Association, 100 Wall Street, 16th floor, New York, New York 10005 as the Office or Agency of the Company in the Borough of Manhattan, The City of New York for such purpose. The Company may subsequently appoint a different Office or Agency in the Borough of Manhattan, The City of New York for the Securities of any series.

Unless otherwise specified with respect to any Securities pursuant to Section 3.1, if and so long as the Securities of any series (i) are denominated in a Foreign Currency or (ii) may be payable in a Foreign Currency, or so long as it is required under any other provision of this Indenture, then the Company will maintain with respect to each such series of Securities, or as so required, at least one exchange rate agent.

Section 10.3. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 3.1 for the Securities of such series) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act. Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any Securities of such series, deposit with any Paying Agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

(2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the Securities of such series; and

(3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Except as otherwise provided herein or pursuant hereto, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any Security of any series or any Coupon appertaining thereto and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts shall have become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any Coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Registered Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing nor shall it be later than two years after such principal and any premium or interest or Additional Amounts shall have become due and payable, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4. Additional Amounts.

All payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the Securities of any series or any Coupon appertaining thereto shall be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of a jurisdiction (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (i) the laws (or any regulations or ruling promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, the Company shall, subject to certain limitations and exceptions set forth below, pay to or on behalf of a Holder or beneficial owner of any such Security or any Coupon appertaining thereto such Additional Amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such Holder, after such withholding or deduction, shall not be less than the amount provided for in such Security, any Coupons appertaining thereto and this Indenture to be then due and payable; provided, however, that the Company shall not be required to make payment of such Additional Amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such Holder or beneficial owner: (A) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Security; (B) presented such Security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such Security could not have been presented for payment elsewhere; or (C) presented such Security more than thirty (30) days after the date on which the payment in respect of such Security first became due and payable or provided for, whichever is later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of thirty (30) days;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of such Security to comply with any reasonable request by the Company addressed to the Holder within 90 days of such request (A) to provide information concerning the nationality, residence or identity of the Holder or such beneficial owner or (B) to make any declaration or other similar claim or satisfy any information or reporting requirement, which, in the case of (A) or (B), is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(4) any combination of items (1), (2) and (3);

nor shall Additional Amounts be paid with respect to any payment of the principal of, or premium, if any, interest or any other amounts on, any such Security to any Holder or beneficial owner who is a fiduciary or partnership or other than the sole beneficial owner of such Security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Security.

Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium, interest or any other amounts on, or in respect of, any Security of any series or any Coupon or the net proceeds received on the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.

Except as otherwise provided in or pursuant to this Indenture or the Securities of the applicable series, at least 10 days prior to the first Interest Payment Date with respect to a series of Securities (or if the Securities of such series shall not bear interest prior to Maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer’s Certificate, the Company shall furnish to the Trustee and the principal Paying Agent or Paying Agents, if other than the Trustee, an Officer’s Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and premium, if any, interest or any other amounts on the Securities of such series shall be made to Holders of Securities of such series or the Coupons appertaining thereto without withholding for or on account of any tax, fee, duty, assessment or other governmental charge described in this Section 10.4. If any such withholding shall be required, then such Officer’s Certificate shall specify by taxing jurisdiction the amount, if any, required to be withheld on such payments to such Holders of Securities or Coupons, and the Company agrees to pay to the Trustee or such Paying Agent the Additional Amounts required by this Section 10.4. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officer’s Certificate furnished pursuant to this Section 10.4. Unless it has received an Officer’s Certificate specifying such Additional Amounts to be payable by the Company, then the Trustee may assume, without inquiry, that no such Additional Amounts are due or owing.

Section 10.5. Corporate Existence.

Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each of its Subsidiaries, and their respective rights (charter and statutory) and franchises; provided, however, that the foregoing shall not obligate the Company or any of its Subsidiaries to preserve any such right or franchise if the Company or any such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business or the business of such Subsidiary and that the loss thereof is not disadvantageous in any material respect to any Holder.

Section 10.6. Waiver of Certain Covenants.

Except as otherwise specified as contemplated by Section 3.1 for Securities of such series, the Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 3.1(18) (relating to covenants of the Company), or 10.5 with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series, by Act of such Holders, either shall waive such compliance in such instance or generally shall have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.7. Company Statement as to Compliance; Notice of Certain Defaults.

(1) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officer’s Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that

(a) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision, and

(b) to the best of his or her knowledge, based on such review, (a) the Company has complied with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

(2) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any Event of Default or any event which after notice or lapse of time or both would become an Event of Default pursuant to clause (4) of Section 5.1.

(3) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Article 10 other than as specifically set forth in this Section 10.7.

Section 10.8. Recordation.

The Company will cause all instruments providing security for any of the Securities, including any deeds of trust, mortgages, security agreements, financing statements and continuation statements, to be recorded, registered and filed, and to be at all times kept recorded, registered and filed, in such manner and in such places as may be required or appropriate to create, perfect, maintain, preserve and protect the rights of the Trustee and the Holders of Outstanding Securities in the property providing such security.

Section 10.9. Evidence of Recording of Indenture.

If the Indenture or any supplemental indentures thereto is to be secured, the Company shall furnish to the Trustee:

(1) promptly after the execution and delivery of the Indenture or any supplemental indentures thereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the filing, recording of this Indenture, or any supplemental indentures thereto, and with respect to the execution and filing of financing statements or physical delivery of documents or instruments so as to make effective the Liens and security interest intended to be created thereby and/or documents described therein and the first priority thereof, and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to make such lien or security interest and the first priority thereof effective; and

(2) within three months after the anniversary of the issuance of the first series of the Securities that is secured while any such series is still outstanding, an Opinion of Counsel dated as of such date either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refilling of this Indenture, any supplemental indentures thereto and any other requisite documents, and with respect to the execution and filing of financing statements and continuation statements or physical delivery of documents or instruments as is necessary to maintain the lien and security interest, and the first priority thereof, created by this Indenture and any supplemental indenture thereto and/or documents described therein, and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such lien or security interest and the first priority thereof.

(3) The Company shall otherwise comply with the provisions of §314(b) and, as applicable §§314(c), (d) and (e) of the Trust Indenture Act.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.1. Applicability of Article.

Redemption of Securities of any series at the option of the Company as permitted or required by the terms of such Securities shall be made in accordance with the terms of such Securities and (except as otherwise provided herein or pursuant hereto) this Article.

Section 11.2. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of (a) less than all of the Securities of any series or (b) all of the Securities of any series, with the same issue date, interest rate or formula, Stated Maturity and other terms, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In any case, failure duly to give notice in any manner provided in this Indenture, or any defect in the notice, to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Section 11.3. Selection by Trustee of Securities to be Redeemed.

If less than all of the Securities of any series with the same issue date, interest rate or formula, Stated Maturity and other terms are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Securities of such series not previously called for redemption, by lot or, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Registered Securities of such series (but in any event in compliance with the requirements of the principal national securities exchange, if any, on which the securities of such series are listed); provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Registered Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto.

The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed. Unless otherwise specified in or pursuant to this Indenture or the Securities of any series, if any Security selected for partial redemption is converted into other securities of the Company or exchanged for securities of another issuer in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

Section 11.4. Notice of Redemption.

Notice of redemption shall be given to all Holders in the manner provided in Section 1.6, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in the Securities to be redeemed, to the Holders of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Any notice that is mailed to the Holder of any Registered Securities in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

All notices of redemption shall state:

(1) the Redemption Date,

(2) the Redemption Price,

(3) if less than all Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed,

(4) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

(5) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Security or portion thereof to be redeemed, and, if applicable, that interest thereon shall cease to accrue on and after said date,

(6) the place or places where such Securities, together (in the case of Bearer Securities) with all Coupons appertaining thereto, if any, maturing after the Redemption Date, are to be surrendered for payment of the Redemption Price and any accrued interest and Additional Amounts pertaining thereto,

(7) that the redemption is for a sinking fund, if such is the case,

(8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption or the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price, unless security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished,

(9) if Bearer Securities of any series are to be redeemed and no Registered Securities of such series are to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on the Redemption Date pursuant to Section 3.5 or otherwise, the last date, as determined by the Company, on which such exchanges may be made,

(10) in the case of Securities of any series that are convertible into Common Stock of the Company or convertible or exchangeable for other securities, the conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed will commence or terminate and the place or places where such Securities may be surrendered for conversion or exchange, and

(11) the CUSIP number or the Euroclear or the Clearstream Luxembourg ISN reference numbers of such Securities, if any (or any other numbers used by a Depository to identify such Securities).

A notice of redemption published as contemplated by Section 1.6 need not identify particular Registered Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.5. Deposit of Redemption Price.

On or prior to 10:00 A.M., New York City time on any Redemption Date, the Company shall deposit, with respect to the Securities of any series called for redemption pursuant to Section 11.4, with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in immediately available funds in the applicable Currency sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date, unless otherwise specified pursuant to Section 3.1 or in the Securities of such series) any accrued interest on and Additional Amounts with respect thereto, all such Securities or portions thereof which are to be redeemed on that date.

Section 11.6. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the Coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Upon surrender of any such Security for redemption in accordance with said notice, together with all Coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest and Additional Amounts to the Redemption Date; provided, however, that, except as otherwise provided in or pursuant to this Indenture or the Bearer Securities of such series, installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only upon presentation and surrender of Coupons for such interest (at an Office or Agency located outside the United States except as otherwise provided in Section 10.2), and provided, further, that, except as otherwise specified in or pursuant to this Indenture or the Registered Securities of such series, installments of interest on Registered Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the Regular Record Dates therefor according to their terms and the provisions of Section 3.7.

If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant Coupons maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted; provided, however, that any interest or Additional Amounts represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an Office or Agency for such Security located outside of the United States except as otherwise provided in Section 10.2.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium, until paid, shall bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7. Securities Redeemed in Part.

Any Registered Security which is to be redeemed only in part shall be surrendered at any Office or Agency for such Security (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form reasonably satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Registered Security or Securities of the same series, containing identical terms and provisions, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the U.S. Depository or other Depository for such Security in global form as shall be specified in the Company Order with respect thereto to the Trustee, without service charge, a new Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

ARTICLE 12

SINKING FUNDS

Section 12.1. Applicability of Article.

The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series, except as otherwise permitted or required in or pursuant to this Indenture or any Security of such series issued pursuant to this Indenture.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an “optional sinking fund payment”. If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and this Indenture.

Section 12.2. Satisfaction of Sinking Fund Payments with Securities.

The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of any series to be made pursuant to the terms of such Securities (1) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption or any of such Securities in respect of which cash shall have been released to the Company), together in the case of any Bearer Securities of such series with all unmatured Coupons appertaining thereto, and (2) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such series of Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, provided that such series of Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly. If, as a result of the delivery or credit of Securities of any series in lieu of cash payments pursuant to this Section 12.2, the principal amount of Securities of such series to be redeemed in order to satisfy the remaining sinking fund payment shall be less than $100,000, the Trustee need not call Securities of such series for redemption, except upon Company Request, and such cash payment shall be held by the Trustee or a Paying Agent and applied to the next succeeding sinking fund payment, provided, however, that the Trustee or such Paying Agent shall at the request of the Company from time to time pay over and deliver to the Company any cash payment so being held by the Trustee or such Paying Agent upon delivery by the Company to the Trustee of Securities of that series purchased by the Company having an unpaid principal amount equal to the cash payment requested to be released to the Company.

Section 12.3. Redemption of Securities for Sinking Fund.

Not less than 75 days prior to each sinking fund payment date for any series of Securities, the Company shall deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting of Securities of that series pursuant to Section 12.2, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officer’s Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 60 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.4, 11.6 and Section 11.7.

ARTICLE 13

REPAYMENT AT THE OPTION OF HOLDERS

Section 13.1. Applicability of Article.

Securities of any series which are repayable at the option of the Holders thereof before their Stated Maturity shall be repaid in accordance with the terms of the Securities of such series. The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their Stated Maturity, for purposes of Section 3.9, shall not operate as a payment, redemption or satisfaction of the Indebtedness represented by such Securities unless and until the Company, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be cancelled. Notwithstanding anything to the contrary contained in this Section 13.1, in connection with any repayment of Securities, the Company may arrange for the purchase of any Securities by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Holders of such Securities on or before the close of business on the repayment date an amount not less than the repayment price payable by the Company on repayment of such Securities, and the obligation of the Company to pay the repayment price of such Securities shall be satisfied and discharged to the extent such payment is so paid by such purchasers.

ARTICLE 14

SECURITIES IN FOREIGN CURRENCIES

Section 14.1. Applicability of Article.

Whenever this Indenture provides for (i) any action by, or the determination of any of the rights of, Holders of Securities of any series in which not all of such Securities are denominated in the same Currency, or (ii) any distribution to Holders of Securities, in the absence of any provision to the contrary in the form of Security of any particular series or pursuant to this Indenture or the Securities, any amount in respect of any Security denominated in a Currency other than Dollars shall be treated for any such action or distribution as that amount of Dollars that could be obtained for such amount on such reasonable basis of exchange and as of the record date with respect to Registered Securities of such series (if any) for such action, determination of rights or distribution (or, if there shall be no applicable record date, such other date reasonably proximate to the date of such action, determination of rights or distribution) as the Company may specify in a written notice to the Trustee. Such notice from the Company to the Trustee shall specify such record date, shall identify the exchange rate as of such date, and shall calculate the amount payable based on such exchange rate. The Trustee shall be entitled to rely on the information in such notice without having to make independent inquiry.

ARTICLE 15

MEETINGS OF HOLDERS OF SECURITIES

Section 15.1. Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders of Securities of such series.

Section 15.2. Call, Notice and Place of Meetings.

(1) The Trustee may at any time call a meeting of Holders of Securities of any series for any purpose specified in Section 15.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or, if Securities of such series have been issued in whole or in part as Bearer Securities, in London or in such place outside the United States as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2) In case at any time the Company (by or pursuant to a Board Resolution) or the Holders of at least 10% in principal amount of the Outstanding Securities of any series shall have requested the Trustee to call a meeting of the Holders of Securities of such series for any purpose specified in Section 15.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.6) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities of such series in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, or, if Securities of such series are to be issued as Bearer Securities, in London for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (1) of this Section.

Section 15.3. Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (1) a Holder of one or more Outstanding Securities of such series, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel and financial and other advisors, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 15.4. Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series shall constitute a quorum for any meeting of Holders of Securities of such series. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any reconvened meeting, such reconvened meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such reconvened meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 15.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum.

Except as limited by the proviso to Section 9.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, except as limited by the proviso to Section 9.2, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other Act which this Indenture expressly provides may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series.

Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series and the Coupons appertaining thereto, whether or not such Holders were present or represented at the meeting.

Section 15.5. Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of such series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the person executing the proxy witnessed or guaranteed by any trust company, bank or banker authorized by Section 1.4 to certify to the holding of Bearer Securities. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.4 or other proof.

(2) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 15.2(2), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

(3) At any meeting, each Holder of a Security of such series or proxy shall be entitled to one vote for each $1,000 principal amount of Securities (or face amount in the case of Original Discount Securities) of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

(4) Any meeting of Holders of Securities of any series duly called pursuant to Section 15.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

Section 15.6. Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 15.2 and, if applicable, Section 15.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

PMA CAPITAL CORPORATION

By:
William E. Hitselberger Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Michael M. Hopkins Vice President

STATE OF )
) ss.:
COUNTY OF )

On the          day of                     , 2004 before me personally came                                         , to me known, who, being by me duly sworn, did depose and say that s/he is the                                          of PMA Capital Corporation, the corporation described in and which executed the foregoing instrument; and that s/he signed his/her name thereto by authority of the Board of Directors of such corporation.

Notary Public

[NOTARIAL SEAL APPEARS HERE]

STATE OF )
) ss.:
COUNTY OF )

On the          day of                     , 2004 before me personally came                                         , to me known, who, being by me duly sworn, did depose and say that s/he is the                                          of U.S. Bank National Association, the corporation described in and which executed the foregoing instrument; and that s/he signed his/her name thereto by authority of the Board of Directors of such corporation.

Notary Public

[NOTARIAL SEAL APPEARS HERE]

PMA CAPITAL CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION, TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER     , 2004

$86,250,000

6.50% SENIOR SECURED CONVERTIBLE DEBENTURES

DUE SEPTEMBER 30, 2022

TABLE OF CONTENTS1

[1]	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

Section 3.08.	Protection of Collateral and the Additional Collateral	65
Section 3.09.	The Company to Remain a Holding Company
Section 3.10.	Limitation on Incurrence of Additional Indebtedness

ARTICLE IV MISCELLANEOUS PROVISIONS		66

Section 4.01.	Recitals by Company	66

Section 4.02.	Ratification and Incorporation of Original Indenture	66

Section 4.03.	Executed in Counterparts	66

THIS FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”) is made as of the      day of November, 2004, by and between PMA CAPITAL CORPORATION, a company duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the “Company”), having its principal executive office located at 380 Sentry Parkway, Blue Bell, Pennsylvania 19422, and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States (hereinafter called the “Trustee”), having its Corporate Trust Office located at 225 Asylum Street, Hartford, Connecticut 06103.

WITNESSETH:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of November     , 2004, (the “Original Indenture”), with U.S. Bank National Association;

WHEREAS, the Original Indenture as amended and supplemented by this First Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in or pursuant to a resolution of the Board of Directors of the Company and set forth in an Officer’s Certificate in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company desires to (a) add additional Events of Default for the benefit of the Holders of all series of Securities (except as may be provided in a future supplemental indenture to the Indenture (a “Future Supplemental Indenture”)), (b) add additional covenants of the Company, (c) establish the form and terms of a new series of Securities, (d) provide whether certain Articles of the Indenture will apply to all series of Securities, including the Debentures established hereby (except as may be provided in a Future Supplemental Indenture) and (e) otherwise amend and supplement the Original Indenture as set forth herein;

WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions

Section 1.01. Definitions.

The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“ACL RBC” means “authorized control level risk based capital” as then defined and calculated in accordance with the Risk Based Capital (RBC) for Insurers Model Act of the National Association of Insurance Commissioners.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing: (1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.

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“Cash Equivalents” means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(2) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s;

(3) investments in demand accounts, time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (3) above;

(5) investment in money market funds which invest at least 95% of their assets in securities of the types described in clauses (1) through (4) above.

“Collateral Agent” means, U.S. Bank National Association, in its capacity as collateral agent under the Collateral Agent Agreement and its permitted successors and assigns.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) Consolidated Interest Expense; plus

(2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local income tax rate of such Person, expressed as a decimal.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (which, for greater clarity, excludes interest on funds held under reinsurance contracts), including without limitation: (a) any amortization of debt discount and amortization or write-off of deferred financing costs; (b) the net costs under Interest Rate Hedging Agreements; (c) all capitalized interest; (d) the interest portion of any deferred payment obligation; and (e) imputed interest with respect of Attributable Debt; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

(3) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that:

(a) subject to the limitations contained in clause (1) above and clauses, (4) and (6) below, the Issuer’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5) the cumulative effect of a change in accounting principles;

“Consolidated Net Income” means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a

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consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

(1) after-tax items classified as extraordinary gains or losses;

(2) solely for purposes of Section 3.05 of this First Supplemental Indenture, the net income of any Person prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

(3) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash (or to the extent immediately converted to cash) dividends or distributions paid to the referent Person or to a Wholly Owned Restricted Subsidiary of the referent Person by such Person;

(4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date; and

(5) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Currency Hedge Obligations” means, at any time as to the Company and its Restricted Subsidiaries, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person’s or any of its Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disinterested Director” means, with respect to an Affiliate Transaction or series of related Affiliate Transactions, a member of the Board of Directors of the Company who has no financial interest, and whose employer has no financial interest, in such Affiliate Transaction or series of related Affiliate Transactions.

“Distributable Amount” means, with respect to the Company at the last day of any fiscal quarter, (a) the maximum amount of cash that the then Insurance Subsidiaries could have distributed directly to the Company as a dividend, distribution, repayment of intercompany indebtedness or payment of interest thereon as of such date (calculated as if such date were the relevant test date for determining compliance with applicable Insurance Laws) without prior

4

governmental approval (or any required passage of time in nondisapproval states) and which is not prohibited, directly or indirectly, by the terms of any charter or any agreement, instrument, judgment, decree, order, writ, injunction, certificate, statute, rule, law, code, ordinance or government regulation applicable to such Insurance Subsidiaries unless any such restriction has been legally waived, plus (b) the amount of any dividend, distribution, repayment of intercompany indebtedness or payment of interest thereon paid during the four fiscal quarters coming immediately prior to the date of determination by the Insurance Subsidiaries to the Company to the extent that such dividend, distribution, repayment of intercompany indebtedness or payment of interest thereon reduces the amount described in clause (a) that could be distributed at the date of determination; provided that in making any determination of the Distributable Amount to Consolidated Fixed Charges Coverage Ratio, any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any amount which such Restricted Subsidiary could have distributed to such Person as a dividend to such Person that is attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the four fiscal quarters occurring immediately prior to the date of testing) occurring during the four quarter period immediately prior to the date of such testing, shall be given effect to as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) had occurred on the first day of such four quarter period.

“Distributable Amount to Consolidated Fixed Charge Coverage Ratio” means, at any time, the ratio of the Distributable Amount on the last day of the most recently ended fiscal quarter for which financial statements are available to Consolidated Fixed Charges of the Company during the four full fiscal quarters (the “Four Quarter Period”) ending prior to such time for which financial statements are available. In addition to and without limitation of the foregoing, for purposes of this definition, Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

(2) any asset sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness attributable to the assets which are the subject of the Asset Acquisition or asset sale or other disposition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such asset sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred

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on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

For purposes of this definition, Transaction Date means the date of the incurrence, repayment, asset sale, disposition or Asset Acquisition, as applicable, giving rise to the need to calculate the Distributable Amount to Consolidated Fixed Charge Coverage Ratio.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator of this “Distributable Amount to Consolidated Fixed Charge Coverage Ratio”:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

(2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Hedging Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

“Extraordinary Dividends” means any dividends that are defined as Extraordinary Dividends pursuant to Section 991.1405 of the Pennsylvania Insurance Statutes.

“Equity Offering” means any underwritten public offering of Capital Stock (other than Disqualified Capital Stock) of the Company pursuant to a registration statement filed pursuant to the Securities Act or any private placement of Capital Stock (other than Disqualified Capital Stock) of the Company (other than to any Person who, prior to such private placement, was an Affiliate of the Company) which offering or placement is consummated after the Issue Date.

“GAAP” means generally accepted accounting principles as in effect in the United States of America as of the Issue Date.

“Incur” means issue, assume, guarantee or otherwise become liable for.

“Independent Financial Advisor” means a firm (which may be a broker-dealer): (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Affiliates (other than ownership of less than 5% of any class of publicly traded securities of the Company or any of its Affiliates); and (2) which is otherwise independent of the Company and qualified to perform the task for which it is to be engaged.

“Insurance Law” means any applicable law, statute, rule, regulation, judgment or agreement with any regulatory authority that regulates the provision of insurance or reinsurance.

“Insurance Subsidiary” means any Subsidiary of the Company that is regulated as an insurance company under applicable Insurance Laws or as an equivalent entity under

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corresponding applicable foreign law or regulation, or otherwise holds itself out as a provider of insurance or reinsurance.

“Interest Rate Hedging Agreements” means, with respect to the Company and its Restricted Subsidiaries, the obligations of such Persons under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements designed to protect any such Person or any of its Subsidiaries against fluctuations in interest rates.

“Invested Assets” means, with respect to any Person that is an insurance company that files statutory financial statements with any governmental authority, the amount to be shown on the line item “Cash and Invested Assets” (or any equivalent line item(s) setting forth the type of assets that would be reflected in the line item “Cash and Invested Assets” on the Issue Date) on such insurance company’s balance sheet included in its most recent statutory financial statements filed with such governmental authority.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances to customers in the ordinary course of business) or other extension of credit (including by way of guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that endorsements of negotiable instruments and documents in the ordinary course of business shall not be deemed to be an Investment.

For purposes of Section 3.05 of this First Supplemental Indenture:

(1) “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Company at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the board of directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and,

(2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the board of directors of the Company.

If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the board of directors of the Company in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means the date on which the Debentures are originally issued.

“Maturity Date” means September 30, 2022.

“Net Cash Proceeds” means with respect to any sale of Capital Stock, cash proceeds of such sale net of attorneys’ fees, accountants’ fees, underwriting or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such sale and net of taxes paid or payable as a result thereof, as and where received.

“Permitted Investments” means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is or will become immediately after such Investment a Wholly Owned Restricted Subsidiary or that will merge or consolidate into the Company or a Wholly Owned Restricted Subsidiary of the Company;

(2) Investments in the Company by any Restricted Subsidiary; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a guarantor of the Securities is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under the Securities and the Indenture;

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(3) Investments in cash and Cash Equivalents;

(4) loans and advances to employees, directors and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of two million dollars ($2,000,000) at any one time outstanding;

(5) Currency Hedge Obligations and Interest Rate Hedging Agreements entered into in the ordinary course of the Company’s or its Restricted Subsidiaries’ businesses and otherwise in compliance with the Indenture;

(6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

(7) Investments the payment for which is solely Qualified Capital Stock of the Company;

(8) Investments by any Insurance Subsidiary constituting Invested Assets and made in compliance with Insurance Laws, including Investments determined subsequent to acquisition not to comply with applicable Insurance Laws so long as such noncompliance is cured within 30 days of the chief investment officer of the Company or the applicable Subsidiary becoming aware of such noncompliance; provided that (a) no more than 15% of Invested Assets may be in persons that are Affiliates of the Company and (b) if, as a result of any direct or indirect action by the Company such Person becomes an Affiliate of the Company then any such Investment in such Person pursuant to this clause (8) that was made prior to the date such Person became an Affiliate of the Company shall be deemed to have been made on the date and immediately after such Person became an Affiliate of the Company;

(9) any Investment that replaces, refinances or refunds an Investment existing on the Issue Date, provided that such Investment is in an amount that does not exceed the amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded; and

(10) other Investments not to exceed ten million dollars ($10,000,000) at any one time outstanding.

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“Pooled Companies” means (Pennsylvania Manufacturers’ Association Insurance Company, Pennsylvania Manufacturers Indemnity Company and Manufacturers Alliance Insurance Company).

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Ratio Test” means the Distributable Amount to Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

“Restricted Subsidiary” means any Subsidiary of the Company that at the time of determination is not an Unrestricted Subsidiary.

“Securities” means, for the purpose of this Supplemental Indenture only, the Debentures.

“Security Documents” means the Collateral Agent Agreement dated                     , 2004 between U.S. Bank National Association as Collateral Agent, the Trustee for the Debentures, the Trustee for the Company’s 8.50% Monthly Income Senior Notes due 2018 and the trustee or other authorized representative for other secured Indebtedness issued under the Indenture.

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“Unrestricted Subsidiary” of any Person means:

(1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1) The Company certifies to the Trustee that such designation complies with Section 3.05 of this First Supplemental Indenture; and

(2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with Section 3.05 of this First Supplemental Indenture, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under Section 3.05 of this First Supplemental Indenture. As of the Issue Date, there are no Unrestricted Subsidiaries.

The Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, the Ratio Test shall be met; and

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of a board resolution of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

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“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned, directly or indirectly, by the Company or one or more Subsidiaries of which all the outstanding Voting Stock are owned by the Company or by any of its Wholly Owned Restricted Subsidiaries.

Section 1.02. Certain Terms Defined in the Indenture.

(a) Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 1.1 of the Original Indenture shall be amended by adding the following new definitions:

“Class A Common Stock” means the Company’s Class A Common Stock, par value $5.00 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission thereunder.

“NYSE” means The New York Stock Exchange, Inc.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day during which trading in securities generally occurs on the NYSE or, if the Class A Common Stock is not listed on the NYSE, on the principal other national or regional securities exchange on which the Class A Common Stock then is listed or, if the Class A Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Class A Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the principal other market on which the Class A Common Stock is then traded.

(b) Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 1.1 of the Original Indenture shall be amended by deleting the definition of “Original Issue Discount Security” in its entirety and replacing such definition with the following:

“Original Issue Discount Security” means a Security issued pursuant to this Indenture that is treated as having original issue discount within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 1.1273-1(c)(a).

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(c) Definitions of the following terms in this First Supplemental Indenture may be found in the Sections of the Indenture indicated (or this First Supplemental Indenture where indicated) as follows:

Term	Defined in Section

“Additional Collateral”	Section 1.03(a) of this First Supplemental Indenture

“Affiliate Transaction”	Section 3.07 of this this First Supplemental Indenture

“A.M. Best”	Section 1.03(a) of this First Supplemental Indenture

“Amendment”	Section 16.7

“Applicable Stock”	Section 2.02(g)(ii) of this First Supplemental Indenture

“Asset Sale”	Section 13.2(b)

“Asset Sale Purchase Date”	Section 13.2(b)

“Asset Sale Purchase Notice”	Section 13.2(d)

“Asset Sale Purchase Price”	Section 13.2(b)

“Bid Solicitation Agent”	Section 2.02(c) of this First Supplemental Indenture

“Cash Amount”	Section 16.13(a)

“Cash Settlement Averaging Period”	Section 16.13(a)

“Cash Settlement Notice Period”	Section 16.13(a)

“cash”	Section 13.3

“Change of Control”	Section 13.2(a)

“Change of Control Purchase Date”	Section 13.2(a)

“Change of Control Purchase Notice”	Section 13.2(d)

“Change of Control Purchase Price”	Section 13.2(a)

“Collateral”	Section 1.03(a) of this First Supplemental Indenture

“Collateral Companies”	Section 1.03(a) of this First Supplemental Indenture

“Conversion Agent”	Section 2.02(c) of this First Supplemental Indenture

“Conversion Obligation”	Section 16.13(a)

“Conversion Price”	Section 2.02(h) of this First Supplemental Indenture

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Term	Defined in Section
“Conversion Rate”	Section 16.1(b)

“Conversion Retraction Period”	Section 16.13(a)

“Conversion Value”	Section 16.1(b)

“Current Market Price”	Section 16.3(g)

“Debentures”	Section 2.01(a) of this First Supplemental Indenture

“Depository”	Section 2.01(a) of this First Supplemental Indenture

“Distributed Assets”	Section 16.3(d)

“Excess Amount”	Section 16.3(e)

“Excess Tender Amount”	Section 16.3(f)

“Ex-Dividend Time”	Section 16.1(d)

“Expiration Time”	Section 16.3(f)

“Fair Market Value”	Section 16.3(g)

“First Supplemental Indenture”	Recitals of this First Supplemental Indenture

“Future Supplemental Indenture”	Recitals of this First Supplemental Indenture

“Indenture”	Recitals of this First Supplemental Indenture

“Measurement Period”	Section 16.1(b)

“Non-Electing Share”	Section 16.4

“Original Indenture”	Recitals of this First Supplemental Indenture

“Paying Agent”	Section 2.02(c) of this First Supplemental Indenture

“Permitted Indebtedness”	Section 3.10 of this First Supplemental Indenture

“Purchase Date”	Section 13.1

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Term	Defined in Section

“Purchase Notice”	Section 13.1

“Purchase Price”	Section 13.1

“Record Date”	Section 16.3(g)

“Reference Period”	Section 16.3(d)

“Released Interest”	Section 1.04 of this First Supplemental Indenture

“Sale Price”	Section 16.1(b)

“Spin-Off”	Section 16.3(d)

“Trigger Event”	Section 16.3(d)

Section 1.03. Grant of Security Interest in Collateral.

(a) The Company does hereby grant to the Trustee, as trustee for the benefit of the Holders of the Debentures, a first priority Lien and security interest, equal and ratable with a Lien and security interest in favor of the trustee for the holders of the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture, in and to 20% of the outstanding Capital Stock of the Company’s Significant Subsidiaries (such companies, collectively, the “Collateral Companies”), and all rights and privileges of the Company with respect thereto, including all dividends, distributions and other payments with respect thereto and in and to all proceeds thereof (the “Collateral”) to have and to hold in trust to secure the payment of principal of and premiums, if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Trustee) owing in respect of the Debentures, equally and ratably with the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture, without prejudice, preference, priority or distinction, except as expressly provided in the Indenture (and the indenture for the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture), and to secure performance by the Company of all the Company’s obligations under the Indenture (equally and ratably with the Company’s obligations with respect to the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture), all as provided for in this Indenture (and the indenture for the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture). Additionally, if the financial strength ratings of the Pooled Companies from A.M. Best Company, Inc. (“A.M. Best”) are not at least “A–” on December 31, 2005, or if the financial strength ratings of the Pooled Companies from A.M. Best are reduced to below “B++” prior to December 31, 2005, the Company does hereby grant to the Trustee, as trustee for the benefit of the Holders of the Debentures, a first priority Lien and security interest, equal and ratable with a Lien and security interest in favor of the trustee for the holders of the the Company’s 8.50% Monthly Income Senior Notes due 2018 and the trustee or other authorized representative for any other secured Indebtedness issued in accordance with the terms of the Indenture, in and to the remaining outstanding Capital Stock of the Collateral Companies and all rights and privileges of the Company with respect thereto, including all dividends, distributions and other payments with respect thereto and all proceeds thereof,

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(“Additional Collateral”) to have and to hold in trust to secure the payment of principal of and premiums if any, and interest on, and any other amounts (including all fees, expenses, counsel fees and other amounts due and owing to the Trustee) owing in respect of the Debentures, equally and ratably with the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture, without prejudice, preference, priority or distinction, except as expressly provided in the Indenture (and the indenture for the Company’s 8.50% Monthly Income Senior Notes due 2018), and to secure performance by the Company of the Company’s obligations under this Indenture (equally and ratably with the Company’s obligations with respect to the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture) with respect to the Debentures and the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture, all as provided for under the Indenture (and the indenture for the Company’s 8.50% Monthly Income Senior Notes due 2018) as supplemented or amended as provided in such indentures.

The Trustee, as trustee on behalf of the Holders of the Debentures, acknowledges this grant, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform its duties herein required and agrees that the Trustee holds the Collateral in trust for the benefit of the Holders of the Debentures.

(b) The Company will file such financing statements and continuation statements, and perform such acts necessary or desirable to perfect and maintain a first priority security interests in the Collateral and the Additional Collateral granted in Section 1.03(a) of this Indenture. In the case of any Additional Collateral, the Company shall do all such things within 90 days of December 31, 2005 or such earlier date as the financial strength ratings of the Pooled Companies from A.M. Best are reduced to below B++.

(c) Each Holder, by accepting a Debenture, agrees to all of the terms and provisions of the [Security Documents] (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof, and authorizes and directs the Trustee, acting through the Collateral Agent, to perform its obligations and exercise its rights under the [Security Documents] in accordance therewith; provided, however, that if any provisions of the [Security Documents] limit, qualify or conflict with the duties imposed by the provisions of the Trust Indenture Act of 1939, as amended, the Trust Indenture Act of 1939, as amended will control.

(d) As more fully set forth in, and subject to the provisions of, the Security Documents, the Holders, and the Trustee [and the Collateral Agent] on behalf of such Holders, will have rights in and to the Collateral that are subject to the rights that have been or may be created in favor of the holders of other Indebtedness and obligations of the Company.

(e) As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

(f) In the event the Trustee acts as [Collateral Agent], the Trustee (i) shall not be deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as [Collateral Agent] to the extent it acts in compliance with the [Security Documents] and (ii) shall not be liable to the Holders for any such action or inaction. The rights and interests created under this Indenture shall be subject to the terms of the Security Documents.

(g) The Company will do or cause to be done all such acts and things as may be required by the provisions of the [Security Documents] to which it is a party, to assure and confirm to the Trustee and the Collateral Agent, the Liens on the Collateral contemplated by the [Security Documents] to which it is a party, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Debentures secured thereby, as applicable, according to the intent and purposes herein and therein expressed. The Company will take all actions required pursuant to the [Security Documents] to cause the Liens created pursuant to the [Security Documents] to be valid, enforceable and perfected (except as expressly provided therein) Liens in and on all the Collateral in favor of the [Collateral Agent] for the benefit of the Trustee and for the equal and ratable benefit of the Holders of the Notes, the holders of the Company’s 8.50% Monthly Income Senior Notes due 2018 and the holders of any additional secured Indebtedness issued pursuant to the Indenture. With respect to any proceeds that are cash or cash equivalents, the Company shall deposit such proceeds into an account under the control of the Collateral Agent in accordance with the provisions of the Collateral Agent Agreement.

Section 1.04. Release of Security Interest in Collateral and Additional Collateral.

(a) Additionally, in the event of a sale or other disposition of Collateral (or Additional Collateral) in compliance with the provisions of Section 3.04 of this First Supplemental Indenture, upon satisfaction of the conditions set forth below, the Liens securing the Debentures, the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture will automatically terminate as to the assets sold on the date of their sale and as to the Net Cash Proceeds at the close of business on the Business Day immediately prior to any Asset Sale Purchase Date.

The Company shall have the right to obtain automatic release of items of Collateral (and Additional Collateral) (the “Released Interest”) securing the Debentures and the Company’s 8.50% Monthly Income Senior Notes due 2018 subject to the provisions of Section 3.04 of this First Supplemental Indenture upon compliance with the condition that the Company deliver to the Trustee and the Collateral Agent the following:

(i) a notice from the Company requesting the release of the Released Interests:

(1) Describing the proposed Released Interest and certifying that the purchase price received is at least equal to the fair market value of the Released Interest; and

(2) in the event that any assets other than cash or Cash Equivalents comprise a portion of the consideration received in such Asset Sale, specifically describing such assets;

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(ii) an Officers’ Certificate stating that:

(1) (a) the stated fair market value of such Asset Sale of Collateral does not include the sale of assets other than the Released Interest and (b) such Asset Sale complies with the terms and conditions of Section 3.04 of this First Supplemental Indenture with respect to Asset Sales;

(2) all Net Cash Proceeds from the sale of the Released Interest will be applied pursuant to the provisions of Section 13.2(b) of the Indenture;

(3) all conditions precedent in the Indenture relating to the release in question have been complied with; and

(4) no Default or Event of Default has occurred or would occur immediately prior to or immediately after such release;

(iii) any consideration from the Asset Sale has been pledged to secure the Debentures and the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture in a manner that creates a perfected security interest therein of the same priority as the Collateral sold;

(iv) all documentation necessary to evidence the grant to the Trustee (or any collateral agent), on behalf of the Holders of the Debentures and perfection of a security interest in and Lien (of the same priority as the Lien on the assets subject to the Asset Sale) on all consideration other than Net Cash Proceeds received in such Asset Sale, if any, equal and ratable with a security interest in and Lien on such consideration in favor of the trustee for the holders of the Company’s 8.50% Monthly Income Senior Notes due 2018 and the Trustee for any other secured Indebtedness issued in accordance with the terms of the Indenture; and

(v) all documentation required by the Trust Indenture Act prior to the release of Collateral by the Trustee.

(b) Any automatic release of items of Collateral (and Additional Collateral) securing the Debentures and the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured Indebtedness issued in accordance with the terms of the Indenture made in compliance with the provisions of this Section 1.04 and subject to Section 3.04 of this First Supplemental Indenture shall not be deemed to impair the security under this First Supplemental Indenture in contravention of the provisions hereof.

Section 1.05. Authorization of Actions to be Taken by Collateral Agent Under the [Security Documents.]

The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the [Security Documents] and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee, directly or through Collateral Agent, shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the [Security Documents] or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other government enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 1.06. Authorization of Receipt of Funds by the Trustee Under the [Security Documents].

The Trustee, directly or through Collateral Agent, is authorized to receive any funds for the benefit of the Holders distributed under the [Security Documents], and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the [Security Documents].

Section 1.07. Authorization of Trustee to Enter into [Security Documents].

The Trustee, hereby agrees that it shall, upon the written request of the Company, enter into the Collateral Agent Agreement appointing a Collateral Agent to hold and enforce rights against the Security Documents on behalf of the Trustee, the trustee for the Company’s 8.50% Monthly Income Senior Notes due 2018 and the Trustee or authorized representative of any other secured Indebtedness issued in accordance with the terms of the Indenture.

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ARTICLE II

6.50% Senior Secured Convertible Debentures

Section 2.01. Establishment.

(a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 6.50% Senior Secured Convertible Debentures due September 30, 2022 (the “Debentures”).

There are to be authenticated and delivered Debentures, limited in aggregate principal amount of $86,250,000, and no further Debentures shall be authenticated and delivered except as provided by Section 2.3, 3.5, 3.6, 9.5 or 11.7 and Article 13 of the Original Indenture. The Debentures shall be issued in definitive fully registered form.

The Debentures shall be issued in the form of one or more global Securities in substantially the form set out in Exhibit A hereto. The Depository with respect to the Debentures shall be The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Debentures shall be in substantially the form set forth in Section 2.2 of the Original Indenture.

Each Debenture shall be dated the date of authentication thereof.

(b) Denominations. The Debentures may be issued in denominations of $1,000, or any integral multiple thereof.

         (c) Global Securities. The Debentures will be issued in the form of one or more global Securities registered in the name of the Depository or its nominee. Except under the limited circumstances described below, Debentures represented by the global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

Owners of beneficial interests in such a global Security will not be considered the Holders thereof for any purpose under the Indenture except Section 10.4, and no global Security representing a Debenture shall be exchangeable, except for another global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of Holders of such global Security shall be exercised only through the Depository. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

A global Security shall be exchangeable for Debentures registered in the names of Persons other than the Depository or its nominee only as provided by Section 3.5 of the Original Indenture. Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Debentures registered in such names as the Depository shall direct.

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(d) Interest Payment Date and Record Date. The Interest Payment Date for the Debentures is March 30 and September 30 of each year, beginning March 30, 2005. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Regular Record Date with respect to each Interest Payment Date is the close of business on the 15th calendar day preceding such Interest Payment Date.

(e) Definitive Debentures. Debentures issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to therein as applying only to global Debentures.

(f) Transfer. No service charge will be made for any registration of transfer or exchange of Debentures, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Section 2.02. Terms of the Debentures.

The following terms relating to the Debentures are hereby established:

(a) Stated Maturity. The entire outstanding principal of the Debentures shall be due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, on September 30, 2022.

(b) Interest.

(i) The rate at which the Debentures shall bear interest shall be 6.50% per annum; the date from which interest shall accrue on the Debentures shall be the Issue Date, or the most recent Interest Payment Date to which interest has been paid or provided for. Interest shall be paid in cash. No contingent interest will be paid with respect to the Debentures.

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(ii) If the Company elects to redeem, or the Holders elect to require the Company to repurchase, the Debentures on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, the Company will pay accrued and unpaid interest, if any, on the Debentures to, but not including, the applicable Redemption Date, Purchase Date or Change of Control Purchase Date, as the case may be, to the holder of record on the Regular Record Date.

Except as provided below, if any Debentures are surrendered for conversion on any date other than an Interest Payment Date, the Holder of such Debentures will not be entitled to receive any interest, if any, that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Class A Common Stock or other consideration issuable upon conversion in accordance with Article 16 of the Indenture (as amended by Section 2.11 of this First Supplemental Indenture), any accrued and unpaid interest on such Debentures will be deemed to have been paid in full.

All Holders agree, by their acceptance of a Debenture, that if a Holder of Debentures converts on a date after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, the Holder of such Debentures will receive on that Interest Payment Date accrued and unpaid interest on such Debentures, but, at the time the Holder surrenders such Debentures for conversion, the Holder must pay the Company the interest that has accrued and will be paid on such Interest Payment Date. No such payment need be made with respect to Debentures that will be redeemed by the Company after a Regular Record Date but prior to the corresponding Interest Payment Date.

(iv) If the principal amount of or any portion of such principal amount of, or any interest, if any, on, any Debentures is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture or on the Stated Maturity or on Redemption Date, Purchase Date or Change of Control Purchase Date), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the applicable interest rate, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(c) Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company shall maintain an office or agency where Debentures may be presented for purchase or

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payment (“Paying Agent”) and an office or agency where Debentures may be presented for conversion (“Conversion Agent”). The Company shall also appoint a bid solicitation agent (the “Bid Solicitation Agent”) to act as set forth in Section 1 of the Debentures and Section 2.02(b) of this First Supplemental Indenture. The Company may have one or more additional Paying Agents and one or more additional Conversion Agents.

The Company shall enter into an appropriate agency agreement with any Paying Agent, Conversion Agent or Bid Solicitation Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. If the Company fails to maintain a Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Indenture. The Company or any Subsidiary or an Affiliate of any of them may act as Paying Agent or Conversion Agent. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

The Company initially appoints the Trustee as Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Debentures. The Trustee shall be entitled to appropriate compensation for acting in such capacities.

(d) Place of Payment.

(i) The Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose. Payment of principal and interest, if any, on the Debentures will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (or shares as provided above or a combination of cash and those shares).

(ii) The Company will pay principal on (1) global Debentures to The Depository Trust Company in immediately available funds and (2) any definitive Debentures in immediately available funds at the Company’s office or agency in New York City, which initially will be the Place of Payment as provided in Section 10.2 of the Indenture.

(iii) The Company will pay interest, if any, on (1) global Debentures to The Depository Trust Company in immediately available funds, (2) any definitive Debentures having an aggregate principal amount of $5,000,000 or less by check mailed to the Holders of such Debentures, and (3) any definitive Debentures having an aggregate principal amount of more than $5,000,000 by wire transfer in immediately available funds if requested by the Holders of such Debentures. At Stated Maturity the Company will pay interest on (1) any definitive Debentures at the Company’s office or agency in New York City, which initially will be the

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Place of Payment as provided in Section 10.2 of the Indenture and (2) or global Debenture to The Depository Trust Company in immediately available funds.

(e) Redemption.

(i) At the Option of the Company. At any time from October 1, 2008, the Company, at its option, may redeem in principal amounts of $1,000 or integral multiples of $1,000 the Debentures for cash as a whole, or from time to time in part, at a Redemption Price of 114% of the principal amount of the Debentures, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date:

(ii) Mandatory Redemption with Extraordinary Dividends. From January 1, 2006 to and including December 31, 2006, in the event the Company receives any Extraordinary Dividends from any of its subsidiaries, the Company shall redeem the Debentures and any other secured Indebtedness issued pursuant to the terms of the Indenture in principal amounts of $1,000 or integral multiples of $1,000 with 50% of the amount of such dividends for cash at a Redemption Price of 110% of the principal amount of the Debentures plus accrued unpaid interest, if any, to the Redemption Date. The aggregate principal amount of Debentures plus any secured Indebtedness issued pursuant to the terms of the Indenture to be redeemed pursuant to this Section 2.02(e)(ii) shall not exceed $35,000,000.

(iii) Additional Terms of Redemption. For redemptions pursuant to clause (i) above, the Company shall notify the Trustee and the Holders of any redemption at least 30 but not more than 60 days prior to any redemption by mail. For redemptions pursuant to clause (ii) above, the Company shall notify the Trustee and the Holders by mail no later than 5 days after the receipt by it of an Extraordinary Dividend from any Subsidiary (and at least 20 Business Days, but no more than 45 Business Days prior to the Redemption Date), which notice shall specify the amount of the Extraordinary Dividend and the Redemption Date. All notices of redemptions will contain information concerning the premium, if any, payable with respect to the applicable redemption. No less than 1 Business Day prior to the Redemption Date specified in the Company’s notice, the Holders shall provide the Company (with 2 copies to the Trustee) with notice of their election to receive any premium payable with respect to the applicable redemption in the Applicable Stock. Such notice will contain the information set forth in Section 13.1(1)(A), (B) and (C) of the Original Indenture (as amended by Section 2.09 of this First Supplemental Indenture). Any Holder who fails to provide a notice of election to receive the applicable premium in shares of the Company’s Class A Common Stock shall be deemed to have elected to receive cash in respect of any applicable premium for all Debentures subject to the redemption in which a premium is payable.

Debentures or portions thereof to be redeemed as of a Redemption Date will be convertible by the Holders of such Debentures until the close of business on the second Business Day prior to the Redemption Date.

If the Company does not redeem all of the Debentures, the Trustee shall select the Debentures to be redeemed in principal amounts of $1,000 or integral multiples thereof, by lot or on a pro rata basis. If any Debentures are to be redeemed in part only, the Company shall issue a Security or Debenture with a principal amount equal to the unredeemed principal portion thereof. If a portion of a Holder’s Securities or Debentures is selected for partial redemption and the Holder converts a portion of its Securities or Debentures the converted portion shall be deemed to be taken from the portion selected for redemption.

(f) Repurchase.

(i) Upon a Change of Control, the Debentures shall be purchased by the Company, at the option of the Holder thereof, at a price equal to the price (which, in this context shall be the Change of “Control Purchase Price”) set forth below and in Section 7 of the Debentures and in accordance with the provisions of this Indenture, including, without limitation, Article 13 (as amended by Section 2.09 of this First Supplemental Indenture):

Repurchase Date	Purchase Price as % of Principal
From the Issue Date to and including September 30, 2005	101%
From October 1, 2005 to and including September 30, 2006	103%
From October 1, 2006 to and including September 30, 2007	106%
From October 1, 2007 to and including September 30, 2008	110%
From October 1, 2008 to and including June 30, 2009	114%
From July 1, 2009 to and including September 30, 2022	101%

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(ii) Upon an Asset Sale, the Debentures shall be repurchased by the Company, at the option of the Holder thereof, at a price equal to the price (which, in this context shall be the “Asset Sale Purchase Price”) set forth below and in accordance with the provisions of the Indenture, including, without limitation, Article 13 (as amended by Section 2.09 of this First Supplemental Indenture).

Purchase Date	Purchase Price as Percentage of Principal
From the date of issuance to and including September 30, 2005	101%
From October 1, 2005 to and including September 30, 2006	103%
From October 1, 2006 to and including September 30, 2007	106%
From October 1, 2007 to and including September 30, 2008	110%
From October 1, 2008 to and including June 30, 2009	114%
From July 1, 2009 to and including September 30, 2022	100%

(iii) On June 30, 2009 the Debentures shall be repurchased by the Company, at the option of the Holders, at the Repurchase Price of 114% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, if any, to the purchase date and in accordance with the provisions of the Indenture including, without limitation, Article 13 (as amended by Section 2.09 of this First Supplemental Indenture) .

(g) Premium Payable in Stock at Option of the Holder.

(i) In connection with any premium (the portion of the consideration payable in excess of principal amount) payable to a Holder of the Debentures in connection with redemptions pursuant to Section 2.02(e)(i) and (ii) of this First Supplemental Indenture and repurchases pursuant to Section 2.02(f) of this First Supplemental Indenture which, in each case, results from an event or action occurring on or prior to June 30, 2009, each Holder will have the option to elect to receive such premium in cash or in shares of Applicable Stock (defined below). This option will be exercisable pursuant to subsection 2.02(f)(iii) above. For the purposes of calculating the number of shares issuable to any Holder of the Debentures who elects to exercise such option, the shares of Applicable Stock will be valued at $8.00 per share as adjusted pursuant to Section 16.3 of the Indenture (as amended by Section 2.11 of this First Supplemental Indenture) as if such $8.00 were the Conversion Price. In lieu of issuing any fractional shares of the Applicable Stock, the Company shall pay the remainder of the premium in cash as if the cash value of a full share were $8.00. In the event any premium is payable to a Holder in Applicable Stock, the Company shall, to the extent applicable, comply with the tender offer rules and all other applicable laws in accordance with Section 13.7 of the Indenture (as amended by 2.09 of this First Supplemental Indenture).

(ii) The Company shall designate, in the Company Notice delivered pursuant to Section 2.02(e)(iii) and 2.02(f) of this First Supplemental Indenture and Section 13.2 of the Indenture (as amended by Section 2.09 of this First Supplemental Indenture), the number of shares of Applicable Stock (defined below) payable for any applicable premium; provided that the Company will pay cash for fractional interests as set forth below.

“Applicable Stock” means (i) the Class A Common Stock and (ii) in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, ordinary shares or American Depositary Shares of such surviving corporation or its direct or indirect parent corporation.

(iii) On each Redemption Date, Change of Control Purchase Date, Asset Sale Purchase Date or Purchase Date, as applicable prior to June 30, 2009, any applicable premium shall be paid, at the option of the Holder, in shares of Applicable Stock equal to the quotient obtained by dividing (i) the aggregate amount of the premium that a Holder has elected to be paid in shares of Applicable Stock by (ii) $8.00 as adjusted pursuant to Section 16.3 of the Indenture (as amended by Section 2.11 of this First Supplemental Indenture) as if such $8.00 value were the Conversion Price.

The Company will not issue fractional shares of Applicable Stock in payment of any premium. Instead, the Company will pay cash equal to $8.00 as adjusted pursuant to Section 16.3 times such fraction for all fractional shares.

The Company’s issuance of shares of Applicable Stock shall be conditioned upon:

(a) the registration of such shares of Applicable Stock under the Securities Act and the Exchange Act, in each case, if required;

(b) such shares of Applicable Stock being first listed on a national securities exchange or such shares of Applicable Stock being first quoted in an inter-dealer quotation system of any registered United States national securities association;

(c) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

(d) the receipt by the Trustee of an Officer’s Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Applicable Stock are in conformity with this Indenture and (B) the shares of Applicable Stock to be issued by the Company in payment of the applicable premium in respect of Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the applicable premiums, in respect of the Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel’s knowledge, free from preemptive rights, and, in the case of such Officer’s Certificate, setting forth the number of Applicable Stock to be issued and stating that all applicable conditions have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (a) through (c) above have been satisfied.

The Company hereby covenants to satisfy the foregoing conditions.

Upon determination of the actual number of shares of Applicable Stock to be issued, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information through such other public medium as the Company may use at that time.

(iv) All shares of Class A Common Stock delivered in respect of any applicable premium shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any Lien or adverse claim.

(v) If a Holder is paid in shares of Applicable Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Applicable Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Applicable Stock to be issued in a name other than the Holder’s name. The Paying Agent may refuse to deliver the certificates representing the shares of Applicable Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Applicable Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

(h) Conversion. The Debentures shall be convertible at any time prior to the Stated Maturity from and after the date of issuance in accordance with the provisions of the Indenture, including, without limitation, Article 16 (as amended by Section 2.11 of this First Supplemental Indenture).

“Conversion Price” means initially $16.368 (or, for the purposes of Section 2.02(g), $8.00), subject to adjustment as set forth in Article 16 of the Indenture (as amended by Section 2.11 of this First Supplemental Indenture).

Section 2.03. Payment of Interest; Interest Rights Reserved.

Except as may be provided in a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 3.7 of the Original Indenture shall be amended by replacing the final paragraph of Section 3.7 of the Original Indenture with the following paragraph:

In the event Securities of any series or a portion thereof is surrendered for conversion or exchange during a period after the Regular Record Date immediately preceding any Interest Payment Date and on or prior to such Interest Payment Date (unless such Securities or portion thereof which is being surrendered for conversion or exchange has been called for redemption on a Redemption Date within such period), the Company will pay on such Interest Payment Date or payment date, as the case may be, interest due and payable on such Interest Payment Date or payment date, as the case may be, notwithstanding such conversion or exchange, and the Company will pay such interest (whether or not punctually paid or duly provided for) to the Person in whose name such Securities (or one or more Predecessor Securities) are registered at the close of business on such Regular Record Date; provided, however, that such payment of interest shall be subject to the payment to the Company by the Holder of such Securities or portion thereof surrendered for conversion or exchange (such payment to accompany such surrender) of an amount equal to the amount of such interest, in accordance with Section 16.9 hereof. Except as otherwise provided in the immediately preceding sentence, in the case of any Security which is converted, interest due and payable after the date of conversion of such Security shall not be payable.

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Section 2.04. Events of Default; Acceleration of Maturity.

(a) Except as may be provided by a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 5.1 of the Original Indenture shall be amended by deleting Subsections (1) and (2) thereof in their entirety and replacing such Subsections with new Subsections (1) and (2) and adding new Subsections (9), (10), (11), (12) and (13) to Section 5.1 thereof, and changing Subsection (9) of Section 5.1 thereof to Subsection (14), as follows:

(1) default in the payment of any interest upon, or any Additional Amount payable in respect of, any Security of that series or of any coupon appertaining thereto, when such interest or coupon or Additional Amount becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment (including any premiums payable in stock) of the principal of (or premium, if any, on), or Redemption Price, Purchase Price, Asset Sale Purchase Price or Change of Control Purchase Price of, any Security of that series when it becomes due and payable at its Maturity, at the Redemption Date, at the Purchase Date, Asset Sale Purchase Date or at the Change of Control Purchase Date, as applicable; or

(9) failure to convert any Security of that series into shares of the Company’s Class A Common Stock or cash as provided herein upon exercise of a Holder’s conversion right, unless such failure is cured within five days after written notice of default is given to the Company by the Trustee or to the Company and the Trustee by the holder of such Security; or

(10) a breach of a covenant set forth in Sections 3.04, 3.06 or 3.08 of this First Supplemental Indenture.

(11) the Liens created by the Indenture and Security Documents shall at any time not constitute valid and perfected Liens on the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the [Collateral Agent,] free and clear of all other Liens (other than Permitted Liens), or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect;

(12) failure of the Company to make, when due, any transfer, delivery, pledge, assignment or grant of Collateral required to be made by it;

(13) the delivery by the trustee for the Company’s 8.50% Monthly Income Senior Notes due 2018 and/or authorized representative of any other secured Indebtedness issued pursuant to the terms of the Indenture to the Collateral Agent of a notice requiring that the Collateral Agent commence proceedings to realize on the collateral.

(b) Except as may be provided by a Future Supplemental Indenture, for the benefit of all Holders of the Securities, including the Debentures, ending the first and second paragraph of Section 5.2 is amended by deleting the phrase “specified in clause (7) or (8)” and replacing it with the phrase “specified in clause (7), (8), or (13).”

Section 2.05. Supplemental Indentures with Consent of Holders.

Except as may be provided by a Future Supplemental Indenture, for the benefit of the Holders of all Securities, including the Debentures, Section 9.2 of the Original Indenture shall be amended by deleting Subsection (1) thereof in its entirety and replacing such Subsection with a new Subsection (1) and adding new Subsections (16) and (17) to Section 9.2 as follows:

(1) change the Stated Maturity of the principal of, or any premium or installment of interest, on or any Additional Amounts or Redemption Date with respect to, any Security, or reduce the principal amount thereof or the rate (or modify the calculation of such rate) of interest, thereon or any Additional Amounts with respect thereto, or any amount payable upon the redemption thereof or otherwise, or change the

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obligation of the Company to pay Additional Amounts pursuant to Section 10.4 (except as contemplated by Section 8.1(1) and permitted by Section 9.1(1)), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2 or the amount thereof provable in bankruptcy pursuant to Section 5.4, or adversely affect the right of repayment at the option of any Holder as contemplated by Article 13, or change the Place of Payment, Currency in which the principal of, any premium or interest, on, or any Additional Amounts with respect to any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the Asset Sale Purchase Date, the Change of Control Purchase Date or Purchase Date, as applicable), or

(16) adversely affect the existence, nature, extent or priority of the Lien of the Holders of the Debentures or the holders of the 8.50% Monthly Income Senior Notes due 2018 or the holders of other secured Indebtedness secured by the Collateral on the Collateral (or Additional Collateral) as provided in Section 1.03 of this First Supplemental Indenture; or

(17) modify any of the provisions of this section 9.2.

Section 2.06. Reserved.

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Section 2.07. Selection by Trustee of Securities to be Redeemed.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, Section 11.3 of the Original Indenture shall be amended by adding a new sentence at the end thereof as follows:

“If the Trustee selects a portion of a Holder’s Securities of any series for partial redemption and the Holder converts a portion of the same Securities, the converted portion will be deemed to be from the portion selected for redemption.”

Section 2.08. Reserved.

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Section 2.09. Purchase at the Option of Holders.

For the sole benefit of the Holders of the Debentures, Article 13 of the Original Indenture shall be replaced in its entirety with the following:

ARTICLE 13

PURCHASE AT THE OPTION OF HOLDERS

SECTION 13.1. Purchase of Debentures by the Company at Option of the Holder.

(a) General. Debentures shall be purchased by the Company at the option of the Holder as set forth in Section 2.02(f)(iii) of the First Supplemental Indenture (in this context, the “Purchase Date”), at a purchase price equal to the price payable as set forth in such Section 2.02(f)(iii) (which, in this context shall be the “Purchase Price”), subject to the provisions of Section 3.04 of the First Supplemental Indenture. Purchases of Debentures hereunder shall be made, at the option of the Holder thereof, upon:

(1)	delivery to the Paying Agent by the Holder of a written notice of purchase (a “Purchase Notice”) during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date (or, in the event a Holder is making an election to receive any applicable premium in Applicable Stock on a date that is no less than 1 Business Day prior to the Purchase Date pursuant to 2.02(g)) until the close of business on the third Business Day prior to such Purchase Date stating:

(A)	the certificate number of the Debenture which the Holder will deliver to be purchased or the appropriate Depositary procedures if Debentures in certificated form have not been issued,

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(B)	the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

(C)	whether the Holder elects to receive any premium payable with respect to such purchase in cash or shares of Applicable Stock,

(D)	that such Debenture shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in this Indenture, and

(2)	delivery of such Debenture to the Paying Agent at any time after delivery of the Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 13.1 only if the Debenture so delivered to the Paying Agent shall conform in all material respects to the description thereof in the related Purchase Notice.

If a Holder, in such Holder’s Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 13.4, fails to indicate such Holder’s choice with respect to the election set forth in clause (C) of Section 13.1(1), such Holder shall be deemed to have elected to receive cash in respect of any applicable premium for all Debentures subject to such Purchase Notice.

(b) No later than 30 Business Days prior to the Purchase Date, the Company shall mail a written notice by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

(1)	that the Company has the obligation to purchase the Debentures at the option of the Holders Asset Sale;

(2)	the date by which the Purchase Notice pursuant to this Section 13.1 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

(3)	the Purchase Date (which shall be June 30, 2005);

(4)	the Purchase Price;

(5)	the name and address of the Paying Agent and the Conversion Agent;

(6)	the Conversion Rate and any adjustments thereto;

(7)	that the Debentures as to which a Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 16 hereof only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

(8)	that the Debentures must be surrendered to the Paying Agent to collect payment;

(9)	that the Purchase Price for any Debenture as to which a Notice has been duly given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Debenture as described in (9);

(10)	the procedures the Holder must follow to exercise rights under this Section 13.2;

(11)	the conversion rights of the Debentures;

(12)	the procedures for withdrawing a Purchase Notice;

(13)	that, unless the Company defaults in making payment of such Purchase Price, interest, if any, on Debentures surrendered for purchase to the Company will cease to accrue on and after the Purchase Date and the Debentures will cease to be convertible; and

(14)	the CUSIP number(s) of the Debentures.

If a Debenture is only to be purchased in part, the Company shall purchase from the Holder thereof, pursuant to this Section 13.1, such portion of a Debenture, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

Any purchase by the Company contemplated pursuant to the provisions of this Section 13.1 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Debenture.

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Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 13.1 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the third Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.4.

The Paying Agent shall promptly notify the Company in writing of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

SECTION 13.2. Purchase of Debentures at Option of the Holder upon Change of Control or Upon the Sale of Certain Assets.

(a) If a Change of Control occurs, the Debentures not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, during the periods and at a purchase price equal to the price payable at such time as set forth in Section 2.02(f)(i) of this First Supplemental Indenture plus accrued and unpaid interest, if any (which, in this context shall be the “Change of Control Purchase Price”), as of the date that is 30 days after the date of a notice of Change of Control delivered by the Company (the “Change of Control Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.2(d).

A “Change of Control” will be deemed to have occurred at such time after the Debentures are originally issued when any of the following events shall occur:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions, of shares of the Capital Stock of the Company entitling that person to exercise 50% or more of the total voting power of all shares of the Capital Stock of the Company entitled to vote generally in elections of directors, other than any acquisition by any of the Company’s Subsidiaries or any of its employee benefit plans; or

(ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

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(iii) the Company consolidates or merges with or into any other person, any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s properties and assets to another person, other than:

(A) any transaction: (1) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock; and (2) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such issuance; and (B) any merger, share exchange, transfer of assets or similar transaction solely for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Class A Common Stock, if at all, solely into shares of common stock, ordinary shares or American Depositary Shares of the surviving Person or a direct or indirect parent of the surviving corporation.

For the purposes of this Section 13.2, (x) whether a person is a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the Exchange Act and (y) the term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

(b) If an Asset Sale occurs, the Debentures not previously purchased by the Company shall be purchased by the Company, at the option of the Holder thereof, during the periods and at a purchase price equal to the price payable at such time as set forth in Section 2.02(f)(i) of this First Supplemental Indenture plus accrued and unpaid interest, if any, (which, in this context shall be the “Asset Sale Purchase Price”) to be

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paid, on a pro rata basis together with any other secured Indebtedness issued pursuant to the Indenture, from Net Cash Proceeds as of the date that is 30 days after the date of a notice of Asset Sale delivered by the Company (the “Asset Sale Purchase Date”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 13.2(d).  If the aggregate purchase price of the Securities tendered (as described below) exceeds such Net Cash Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof.

An “Asset Sale” will be deemed to have occurred, if, at any time after the Debentures are originally issued, a sale permitted under Section 3.04 of the First Supplemental Indenture has been completed.

(c) No later than 30 days after the occurrence of a Change of Control or 5 days after the occurrence of an Asset Sale, the Company shall mail a written notice of the Change of Control or Asset Sale by first class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Change of Control Purchase Notice or Asset Sale Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

(1)	the events causing a Change of Control or Asset Sale and the date of such Change of Control or Asset Sale;

(2)	the date by which the Change of Control or Asset Sale Purchase Notice pursuant to this Section 13.2 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

(3)	the Change of Control Purchase Date (which shall be 30 days from the Change of Control Notice Date) or Asset Sale Purchase Date (which shall be 20 Business Days from the Asset Sale Notice Date);

(4)	the Change of Control or Asset Sale Purchase Price;

(5)	the name and address of the Paying Agent and the Conversion Agent;

(6)	the Conversion Rate and any adjustments thereto;

(7)	that the Debentures as to which a Change of Control or Asset Sale Purchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 16 hereof only if the Change of Control or Asset Sale Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

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(8)	that the Debentures must be surrendered to the Paying Agent to collect payment;

(9)	that the Change of Control or Asset Sale Purchase Price for any Debenture as to which a Change of Control or Asset Sale Purchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Change of Control or Asset Sale Purchase Date and the time of surrender of such Debenture as described in (9);

(10)	the procedures the Holder must follow to exercise rights under this Section 13.2;

(11)	the conversion rights of the Debentures;

(12)	the procedures for withdrawing a Change of Control or Asset Sale Purchase Notice;

(13)	that, unless the Company defaults in making payment of such Change of Control or Asset Sale Purchase Price, interest, if any, on Debentures surrendered for purchase to the Company will cease to accrue on and after the Change of Control or Asset Sale Purchase Date and the Debentures will cease to be convertible; and

(14)	the CUSIP number(s) of the Debentures.

(d) A Holder may exercise its rights specified in Section 13.2(a) and (b) upon delivery of a written notice of purchase (a “Change of Control Purchase Notice” or an “Asset Sale Purchase Notice”) to the Paying Agent no later than the close of business on the third Business Day immediately preceding the Change of Control or Asset Sale Purchase Date (or, in the event a Holder is making an election to receive any applicable premium in Applicable Stocks, on a date that is no less than 1 Business Day prior to the Purchase Date pursuant to 2.02 (g)) stating:

(1)	the certificate number of the Debenture which the Holder will deliver to be purchased or the appropriate depositary procedures if Certificated Debentures have not been issued;

(2)	the portion of the principal amount of the Debenture which the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple of $1,000;

(3)	that such Debenture shall be purchased pursuant to the terms and conditions specified in Section 7 of the Debentures and in this Indenture; and

(4)	whether the Holder elects to receive any premium payable with respect to such purchase in cash or in shares of Applicable Stock.

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The delivery of such Debenture to the Paying Agent with the Change of Control or Asset Sale Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control or Asset Sale Purchase Price therefore; provided, however, that such Change of Control or Asset Sale Purchase Price shall be so paid pursuant to this Section 13.2 and Section 13.3 only if the Debenture so delivered to the Paying Agent shall conform in all material respects to the description thereof set forth in the related Change of Control or Asset Sale Purchase Notice.

If a Holder, in such Holder’s Change of Control or Asset Sale Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 13.4, fails to indicate such Holder’s choice with respect to the election set forth in Section 13.2(d)(4), such Holder shall be deemed to have elected to receive cash in respect of the entire Change of Control or Asset Sale Purchase Price for all Debentures subject to such Change of Control or Asset Sale Purchase Notice in the circumstances set forth in such Section 13.2(c)(4).

If a Debenture is only to be purchased in part, the Company shall purchase from the Holder thereof, pursuant to this Section 13.2 and Section 13.3, such portion of a Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

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Any purchase by the Company contemplated pursuant to the provisions of this Section 13.2 and Section 13.3 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control or Asset Sale Purchase Date.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control or Asset Sale Purchase Notice contemplated by this Section 13.2(c) shall have the right to withdraw such Change of Control or Asset Sale Purchase Notice at any time prior to the close of business on the last Business Day immediately preceding the Change of Control or Asset Sale Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 13.4.

The Paying Agent shall promptly notify the Company in writing of the receipt by it of any Change of Control or Asset Sale Purchase Notice or written withdrawal thereof.

SECTION 13.3. Payment of Purchase Price, Asset Sale Purchase Price and Change of Control Purchase Price.

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The Company shall pay the Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, of Debentures in respect of which a Purchase Notice pursuant to Section 13.1(a) or Change of Control or Asset Sale Purchase Notice pursuant to Section 13.2(c), as the case may be, has been given in U.S. legal tender (“cash”) equal to the aggregate Purchase Price or Change of Control Purchase Price, or Asset Sale Purchase Price or, with respect to any premium, if the Holder so elects, in Applicable Stock.

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SECTION 13.4. Effect of Purchase Notice or Change of Control or Asset Purchase Notice.

Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice specified in Section 13.1 or Section 13.2(d), as applicable, the Holder of the Debenture in respect of which such Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice, as the case may be, is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, with respect to such Debenture. Such Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price shall be paid to such Holder, subject to

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receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, with respect to such Debenture (provided the conditions in Section 13.1 or Section 13.2(d), as applicable, have been satisfied) and (y) the time of delivery of such Debenture to the Paying Agent by the Holder thereof in the manner required by Section 13.1 or Section 13.2(d), as applicable. Debentures in respect of which a Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article 16 hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice unless such Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

A Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, specifying:

(1)	the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted,

(2)	the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted, and

(3)	the principal amount, if any, of such Debenture which remains subject to the original Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding Section or may be in the form of a conditional withdrawal containing the information set forth in the preceding Section and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

A written notice of withdrawal of a Change of Control or Asset Sale Purchase Notice may be in the form set forth in the preceding Section or may be in the form of (i) a conditional withdrawal contained in a Change of Control Purchase Notice or Asset Sale Purchase Notice pursuant to the terms of Section 13.2 or (ii) a conditional withdrawal containing the information set forth in Section 13.2 and the preceding Section and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

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SECTION 13.5. Deposit of Redemption Price, Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price.

(a) Prior to 10:00 am (local time in The City of New York) on a Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 hereof) an amount of cash (in immediately available funds if deposited on such Redemption Date) to pay the aggregate Redemption Price of all the Debentures or parties thereof which are to be redeemed or purchased, as the case may be, as of the Redemption Date.

(b) Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following a Purchase Date or the Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.3 hereof) an amount of cash (in immediately available funds if deposited on such Business Day) or, with respect to any premium payable on any such date, shares of Applicable Stock sufficient to pay such premium to the Holders entitled thereto who have elected to receive such premium in Applicable Stock sufficient as evidenced in writing by a certified public accountant to pay the aggregate Purchase Price, Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, (and any applicable premium) of all the Debentures or portions thereof which are to be redeemed or purchased, as the case may be, as of the Purchase Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be.

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On the Purchase Date or Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, such Debenture will cease to be Outstanding and the right of the Holder in respect thereof shall terminate (other than the right to receive the Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, and any accrued and unpaid interest, as aforesaid).

SECTION 13.6. Debentures Purchased in Part.

Any Debenture in certified form which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Debenture, without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Debenture so surrendered which is not purchased.

SECTION 13.7. Covenant to Comply With Securities Laws Upon Purchase of Debentures.

When complying with the provisions of Section 2.02(g) of the First Supplemental Indenture or Sections 13.1 or 13.2 hereof (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e- 4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 2.02(g) of the First Supplemental Indenture or Sections 13.1 and 13.2 hereof to be exercised in the time and in the manner specified in Section 2.02(g) of the First Supplemental Indenture or Sections 13.1 and 13.2 hereof.

SECTION 13.8. Repayment to the Company.

The Trustee and the Paying Agent shall return to the Company any cash or shares of Class A Common Stock that remain unclaimed as provided in Section 13 of the Debentures, together with interest or dividends, if any, thereon (subject to the provisions of Section 6.6), held by them for the payment of the Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Class A Common Stock deposited by the Company pursuant to Section 13.5 exceeds the aggregate Purchase Price or Change of Control Purchase Price or Asset Sale Purchase Price, as the case may be, of the Debentures or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be, the Trustee shall return any such excess to

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the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 6.6 hereof).

Section 2.10. Application of the Article of the Indenture Regarding Defeasance and Covenant Defeasance.

Section 4.2 of the Original Indenture concerning defeasance and covenant defeasance of the Securities shall not apply to the Debentures.

Section 2.11. Conversions.

Except as may be provided by a Future Supplemental Indenture, for the sole benefit of the Holders of the Debentures, a new Article 16 shall be added to the Original Indenture as follows:

ARTICLE 16

CONVERSIONS

SECTION 16.1. Conversion Privilege.

(a) Subject to and upon compliance with the provisions of this Article 16, a Holder of a Debenture shall have the right, at such Holder’s option, at any time to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Debenture into shares of Class A Common Stock at the Conversion Rate in effect on the date of conversion.

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(b) The “Sale Price” of the shares of the Company’s Class A Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported on the NYSE or, if the shares of the Company’s Class A Common Stock are not listed on the NYSE, as reported on a national securities exchange, or if not reported on a national securities exchange, as reported by the Nasdaq system. In the absence of such quotations, the Company’s Board of Directors shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate in good faith.

The Conversion Rate, at any time, shall equal (A) $1,000 divided by (B) the Conversion Price at such time, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).

SECTION 16.2. Conversion Procedure; Conversion Price; Fractional Shares.

(a) Each Debenture shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Class A Common Stock. The Debenture will be converted into shares Class A Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Class A Common Stock or accrued interest on a converted Debenture, except as described in Section 16.9 hereof. The Company shall not issue any fraction of a share of Class A Common Stock in connection with any conversion of Debentures, but instead shall, subject to Section 16.2(b) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Class A Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice or Asset Sale Purchase Notice exercising such Holder’s option to require the Company to repurchase such Debenture may be converted only if such notice of exercise is withdrawn in accordance with the Section 13.4 hereof.

(b) Before any Holder of a Debenture shall be entitled to convert the same into Class A Common Stock, such Holder shall, in the case of Debentures issued in global form, comply with the procedures of the Depository in effect at that time, and in the case of definitive Debentures, surrender such Debentures, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Debenture to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Class A Common Stock to be issued.

Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Debentures, as provided in Section 16.9, and all taxes or duties, if any, as provided in Section 16.8.

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If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares of Class A Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Debenture (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Debenture, or to such Holder’s nominee or nominees, certificates for the number of full shares of Class A Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the next to last sentence of Section (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Class A Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Class A Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

(c) A Debenture shall be deemed to have been converted as of the close of business on the date of the surrender of such Debenture for conversion as provided above, and the person or persons entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Class A Common Stock as of the close of business on such date.

(d) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder (subject to the provisions of Section 16.8 hereof), a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

SECTION 16.3. Adjustment of Conversion Price for Class A Common Stock.

The Conversion Price shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, pay a dividend or make a distribution in shares of Class A Common Stock to all holders of its outstanding shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the date next following the Record Date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(1) the numerator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the Record Date fixed for such determination; and

(2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

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Such reduction shall become effective immediately after the opening of business on the day following the Record Date fixed for such determination. If any dividend or distribution of the type described in this Section 16.3(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Debentures are outstanding, combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased.

Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 16.3(d)), or securities convertible into or exchangeable or exercisable for Class A Common Stock, to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of Class A Common Stock (or securities convertible into or exchangeable or exercisable for shares of Class A Common Stock), at a price per share (or having a conversion price per share) less than the Sale Price on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Class A Common Stock as equal to (x) the sum of (i) the price for a unit of the security convertible into Class A Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Class A Common Stock divided by (y) the number of shares of Class A Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

(1) the numerator of which shall be the number of shares of Class A Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Class A Common Stock; and

(2) the denominator of which shall be the number of shares of Class A Common Stock outstanding at the close of business on the date of announcement,

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plus the total number of additional shares of Class A Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the date of announcement of such issuance. To the extent that shares of Class A Common Stock (or securities convertible into shares of Class A Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock (or securities convertible into shares of Class A Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such Sale Price, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration if other than cash, to be determined in good faith by the Board of Directors of the Company.

(d) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its shares of Class A Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Class A Common Stock is not changed or exchanged), shares of its Capital Stock (other than any dividends or distributions to which Section 16.3(a) applies), evidences of its Indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 16.3(c), (ii) dividends or distributions of stock referred to in Section 16.3(a), (iii) dividends and distributions of stock, securities or other property or assets (including cash) in connection with the reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 16.4 applies and (iv) dividends and distributions paid exclusively in cash referred to in Section 16.3(e) (such capital stock, evidence of its indebtedness, other assets or securities being distributed hereinafter in this Section 16.3(d) called the “Distributed Assets”), then, in each such case, subject to the other provisions of this Section 16.3(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(1) the numerator of which shall be the Current Market Price of the Class A Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Class A Common Stock (determined on the basis of the number of shares of Class A Common Stock

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outstanding on the Record Date) (determined as provided in Section 16.3(g)) on such date; and

(2) the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 16.3(d) by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the period of the four consecutive fiscal quarters ending with the last full fiscal quarter for which financial information is available immediately preceding any date upon which any determination is to be made pursuant to the terms of either Indenture or the related Securities (the “Reference Period”) used in computing the Current Market Price pursuant to Section 16.3(g) to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Fair Market Value of the securities to be distributed shall equal the average of the closing sale prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth Trading Day of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Class A Common Stock on the same Trading Day.

Rights or warrants distributed by the Company to all holders of its shares of Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of Class A Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Class A Common Stock shall be deemed not to have been distributed for purposes of this Section 16.3(d) (and no adjustment to the Conversion Price under this Section 16.3(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or

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warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 16.3(d):

(1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Class A Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Class A Common Stock as of the date of such redemption or repurchase; and

(2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 16.3(d) and Sections 16.3(a), 16.3(b) and 16.3(c), any dividend or distribution to which this Section 16.3(d) is applicable that also includes (i) shares of Class A Common Stock, (ii) a subdivision or combination of shares of Class A Common Stock to which Section 16.3(b) applies or (iii) rights or warrants to subscribe for or purchase shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock to which Section 16.3(c) applies (or any combination thereof), shall be deemed instead to be:

(1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Class A Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock to which Sections 16.3(a), 16.3(b) and 16.3(c) apply, respectively (and any Conversion Price reduction required by this Section 16.3(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2) a dividend or distribution of such shares of Class A Common Stock, such subdivision or combination or such rights or warrants or securities convertible into or exercisable or exchangeable for Class A Common Stock (and any further Conversion Price reduction required by Sections 16.3(a), 16.3(b) and 16.3(c) with respect to such dividend or distribution shall then be made), except:

(A) the Record Date of such dividend or distribution shall be substituted as (i) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 16.3(a), (ii) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective”

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within the meaning of Section 16.3(b), and (iii) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 16.3(c); and

(B) any shares of Class A Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 16.3(a) and any reduction or increase in the number of shares of Class A Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

In the event of any distribution referred to in this Section 16.3(d) in which (1) the Fair Market Value (as determined in good faith by the Board of Directors) of such distribution applicable to one share of Class A Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or (2) the average of the Sale Prices of the Class A Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture, in addition to shares of Class A Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Debenture immediately prior to the Record Date for determining the shareholders entitled to receive the distribution.

In the event of any distribution referred to in Section 16.3(c) or 16.3(d), where, in the case of a distribution described in Section 16.3(d), the Fair Market Value of such distribution per share of Class A Common Stock (as determined in good faith by the Board of Directors) exceeds 10% of the Sale Price of a share of Class A Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 16.1(b) or the Debentures are otherwise convertible pursuant to this Article 16, the Company will be required to give notice to the Holders of Debentures at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Debentures may be surrendered for conversion at any time thereafter, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Debenture to convert will be made if the Holder will otherwise participate in such distribution without conversion.

(e) In case the Company shall, at any time or from time to time while any of the Debentures are outstanding, by dividend or otherwise, distribute to all holders of its shares of Class A Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination,

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sale or conveyance to which Section 16.4 applies or as part of a distribution referred to in Section 16.3(d)), in an aggregate amount that, combined together with:

(1) the aggregate amount of any other such distributions to all holders of shares of Class A Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 16.3(e) has been made; and

(2) the aggregate amount of any cash, plus the Fair Market Value, as of the expiration of such tender offer, of any other consideration paid in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Class A Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 16.3(f) has been made;

exceeds 10% of the product of the Sale Price of the Class A Common Stock on the Record Date with respect to such distribution, times the number of shares of Class A Common Stock outstanding on such date (such excess over 10%, the “Excess Amount”), then, and in each case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business of such Record Date by a fraction:

(1) the numerator of which shall be equal to the Current Market Price on the Record Date, less an amount equal to the quotient of (x) the Excess Amount and (y) the number of shares of Class A Common Stock outstanding on the Record Date; and

(2) the denominator of which shall be equal to the Current Market Price on such date.

However, in the event that the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Class A Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of cash in the Excess Amount such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Class A Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer)

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of shares tendered) of an aggregate consideration having a Fair Market Value (as determined in good faith by the Board of Directors) that combined together with:

(1) the aggregate amount of the cash, plus the fair market value, as of the expiration of such tender offer, of any other consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the shares of Class A Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 16.3(f) has been made; and

(2) the aggregate amount of any distributions to all holders of shares of Class A Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 16.3(e) has been made;

exceeds 10% of the product of the Sale Price of the Class A Common Stock as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Class A Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the “Excess Tender Amount”), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(1) the numerator of which shall be the (x) the product of (i) the number of shares of Class A Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Class A Common Stock at the Expiration Time, less (y) the Excess Tender Amount; and

(2) the denominator shall be the product of the number of shares of Class A Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Class A Common Stock at the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 16.3(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 16.3(f).

Pursuant to rights issued under any of the Company’s rights plans, if holders of the Debentures exercising the right of conversion attaching after the date the rights

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separate from the underlying Class A Common Stock are not entitled to receive the rights that would otherwise be attributable to the shares of Class A Common Stock received upon conversion, the Conversion Price will be adjusted as though the rights were being distributed to holders of Class A Common Stock on the date of such separation. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the conversion price on an equitable basis.

(g) For purposes of this Article 16, the following terms shall have the meanings indicated:

“Current Market Price” on any date means the average of the daily Sale Prices per share of Class A Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

(1) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 16.3(a), (b), (c), (d), (e), or (f) occurs during such ten consecutive Trading Days, the Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(2) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 16.3(a), (b), (c), (d), (e), or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(3) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 16.3(d), (e) or (f)) of the evidences of Indebtedness, shares of capital stock or assets being distributed applicable to one share of Class A Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 16.3(f), if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 16.3(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price for each Trading Day on and after the “ex” date for

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such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(1) with respect to any issuance or distribution, means the first date on which the shares of Class A Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price was obtained without the right to receive such issuance or distribution;

(2) with respect to any subdivision or combination of shares of Class A Common Stock, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(3) with respect to any tender or exchange offer, means the first date on which the shares of Class A Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 16.3, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 16.3 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction (as determined in good faith by the Board of Directors, whose good faith determination shall be conclusive).

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Class A Common Stock have the right to receive any cash, securities or other property or in which the shares of Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 16.3(a), (b), (c), (d), (e) and (f), as shall be necessary in order that any dividend or distribution of Class A Common Stock, any subdivision, reclassification or combination of shares of Class A Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Class A Common Stock for United States Federal income tax purposes.

(i) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days, the Board of Directors determines that the reduction in the Conversion Price is in the best interest of the Company, and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence,

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the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Debentures maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

(j) In any case in which this Section 16.3 shall require that any adjustment be made effective as of or retroactively immediately following a Record Date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 16.5) issuing to the Holder of any Debentures converted after such Record Date the shares of Class A Common Stock issuable upon such conversion over and above the shares of Class A Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(k) All calculations under this Section 16.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 16.3, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 16.3 shall be made successively whenever an event requiring such an adjustment occurs.

(l) In the event that at any time, as a result of an adjustment made pursuant to this Section 16.3, the Holder of any Debentures thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Class A Company other than shares of Class A Common Stock into which the Debentures originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Debenture shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in subparagraphs (a) through (1) of this Section 16.3, and the provision of Sections 16.1, 16.2 and 16.4 through 16.9 with respect to the Class A Common Stock shall apply on like or similar terms to any such other shares and the good faith determination of the Board of Directors as to any such adjustment shall be conclusive.

(m) No adjustment shall be made pursuant to this Section 16.3(i) if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Class A Common Stock or (ii) if the Holders of the Debentures may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 16.3.

SECTION 16.4. Consolidation or Merger of the Company.

If any of the following events occurs, namely:

(1) any reclassification or change of the outstanding Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

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(2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock; or

(3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Class A Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Debentures shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debentures been converted into Class A Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Class A Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Class A Common Stock in respect of which such rights of election shall not have been exercised (“Non-Electing Share”), then for the purposes of this Section 16.4, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 16. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing,

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including to the extent practicable the provisions providing for the repurchase rights set forth in Article 13 hereof.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, in accordance with Section 1.6 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 16.4 shall similarly apply to successive reclassifications, changes, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 16.4 applies to any event or occurrence, Section 16.3 shall not apply.

SECTION 16.5. Notice of Adjustment.

Whenever an adjustment in the Conversion Price with respect to the Debentures is required:

(1) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 1.6 of this Indenture. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

SECTION 16.6. Notice in Certain Events.

In case:

(1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

(2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

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(3) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Debentures in the manner provided in Section 1.6 of this Indenture, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants or other securities triggering an adjustment to the Conversion Price pursuant to this Article 16, or, if a record is not to be taken, the date as of which the holders of record of Class A Common Stock entitled to such distribution, rights or warrants or other securities are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to this Article 16 is expected to become effective, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 16.6.

SECTION 16.7. Company To Reserve Stock: Registration; Listing.

(a) The Company shall, in accordance with the laws of the Commonwealth of Pennsylvania, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Class A Common Stock for the purpose of effecting the conversion of the Debentures, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all Debentures then Outstanding into such Class A Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Debentures would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Debentures by delivery of purchased shares of Class A Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Class A Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable

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and free from all liens and charges and, except as provided in Section 16.8, taxes with respect to the issue thereof.

(b) If any shares of Class A Common Stock which would be issuable upon conversion of Debentures hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will use its commercially reasonable efforts to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Class A Common Stock shall be listed on the Nasdaq National Market System, the Company will use its commercially reasonable efforts, if permitted by the rules of such exchange, to list and keep listed all Class A Common Stock issuable upon conversion of the Debentures, and the Company will use its commercially reasonable efforts to list the shares of Class A Common Stock required to be delivered upon conversion of the Debentures prior to such delivery upon any other national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery.

SECTION 16.8. Taxes on Conversion.

The issue of stock certificates on conversion of Debentures shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock or the portion, if any, of the Debentures which are not so converted in a name other than that in which the Debentures so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

The Company agrees, and each Holder is deemed to agree, that delivery to such Holder of the full number of Class A Common Stock into which each Debenture is convertible, together with any cash payment of such Holder’s fractional shares or otherwise in accordance with Section 16.13, will be treated as a contingent payment (in an amount equal to the sum of the then Fair Market Value of such Class A Common Stock and such cash payment, if any) on the Debentures for purposes of the Contingent Payment Debt Regulations governing contingent payment debt obligations.

SECTION 16.9. Conversion After Record Date.

Except as provided below, if any Debentures are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Debentures shall not be entitled to receive any interest that has accrued on such Debentures since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Class A Common Stock or other consideration issuable upon conversion in accordance with this

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Article 16, any accrued and unpaid interest on such Debentures will be deemed to have been paid in full.

If any Debentures are surrendered for conversion subsequent to the Record Date preceding an Interest Payment Date but prior to such Interest Payment Date, the Holder of such Debentures at the close of business on such Record Date shall receive the interest payable on such Debenture on such Interest Payment Date notwithstanding the conversion thereof. Debentures surrendered for conversion during the period from the close of business on any Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Debentures which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the interest payable on such Interest Payment Date on the Debentures being surrendered for conversion. Except as provided in this Section 16.9, no adjustments in respect of payments of interest on Debentures surrendered for conversion or any dividends or distributions or interest on the Class A Common Stock issued upon conversion shall be made upon the conversion of any Debentures.

SECTION 16.10. Company Determination Final.

Any determination that the Company or the Board of Directors must make pursuant to this Article 16 shall be conclusive if made in good faith and in accordance with the provisions of this Article, absent manifest error, and set forth in a Board Resolution.

SECTION 16.11. Responsibility of Trustee for Conversion Provisions.

The Trustee has no duty to determine when an adjustment under this Article 16 should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Debentures. The Trustee shall not be responsible for any failure of the Company to comply with this Article 16. Each Conversion Agent other than the Company shall have the same protection under this Section 16.11 as the Trustee.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

SECTION 16.12. Unconditional Right of Holders to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Debenture shall have the right, which is absolute and unconditional, to convert its Debenture in accordance with this Article 16 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

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SECTION 16.13. Cash Conversion Option.

(a) If a Holder elects to convert all or any portion of a Debenture into shares of Class A Common Stock as set forth in Section 16.1, the Company may choose to satisfy all or any portion of its conversion obligation (the “Conversion Obligation”) in cash. Upon such election, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as a percentage of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following receipt of written notice of conversion as specified in Section 16.2 (such period, the “Cash Settlement Notice Period”). If the Company elects to pay cash for any portion of the shares otherwise issuable to the Holder, the Holder may retract the conversion notice at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (a “Conversion Retraction Period”); no such retraction may be made (and a conversion notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash and/or shares) will occur on the Business Day following the final day of the 20 Trading Day period beginning on the day after the final day of the Conversion Retraction Period (the “Cash Settlement Averaging Period”). Settlement amounts will be computed as follows:

(i) if the Company elects to satisfy the entire Conversion Obligation in shares of Class A Common Stock, the Company will deliver to such Holder a number of shares equal to (1) the aggregate original principal amount at maturity of the Debentures to be converted divided by 1,000, multiplied by (2) the Conversion Rate;

(ii) if the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to such Holder cash in an amount equal to the product of:

(1) a number equal to (x) the aggregate original principal amount at maturity of Debentures to be converted divided by 1,000, multiplied by (y) the Conversion Rate, and

(2) the average Sale Price of the Class A Common Stock during the Cash Settlement Averaging Period; and

(iii) if the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to such Holder such cash amount (“Cash Amount”) and a number of shares equal to the excess, if any, of the number of shares calculated as set forth in clause (i) above over the number of shares equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) the pro rated portion of the Cash Amount for such day divided by (y) the Sale Price of the Class A Common Stock on such day.

Notwithstanding the foregoing, a Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice exercising such Holder’s option to require the Company to repurchase such Debenture may be converted as described in

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this Section 16.13 (a) only if such notice of exercise is withdrawn in accordance with the Section 13.4 hereof.

(b) If a Holder elects to convert all or any portion of a Debenture into shares of Class A Common Stock after the Company has exercised its right to redeem all or any portion of the Debentures pursuant to Section 5 of the Debentures or within 20 days of the Stated Maturity, the Company may choose to satisfy all or any portion of the Conversion Obligation in cash provided the Company notifies such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as a percentage of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is 20 days prior to Stated Maturity or Redemption Date. Settlement amounts will be computed in the same manner as set forth in (a) above except that the “Cash Settlement Averaging Period” shall be the 20 Trading Day period beginning on the day after the Stated Maturity or Redemption Date, as the case may be. Settlement (in cash and/or shares) will occur on the Business Day following the final day of such Cash Settlement Averaging Period.

Section 2.12 Trustee’s Right to Exercise Remedies Against Security.

Notwithstanding anything to the contrary in this First Supplemental Indenture, upon an Event of Default under their respective indentures, the Trustee under these Debentures, the trustee under the indenture governing the 8.50% Monthly Income Senior Notes due 2018 and the trustee or other authorized representative of any other secured Indebtedness issued pursuant to the terms of the Indenture each have the right to exercise remedies against the Collateral and Additional Collateral for the benefit of the holders of, respectively, these Debentures and the 8.50% Monthly Income Senior Notes due 2018. Any recoveries shall be for the equal and ratable benefit of such holders.

Section 2.13 Trustee to Hold Collateral.

The Trustee or a collateral agent appointed by the Trustee shall hold any and all Collateral and any Additional Collateral for the purpose of perfecting the security interest of the Holders of the Debentures, the holders of the Company’s 8.50% Monthly Income Senior Notes due 2018 and the holders of any other secured Indebtedness issued pursuant to the terms of the Indenture. The Trustee hereby acknowledges, and any collateral agent shall similarly acknowledge in any collateral agent agreement, that it is holding the Collateral and any Additional Collateral for the equal and ratable benefit of the Holders of the Debentures, the holders of the Company’s 8.50% Monthly Income Senior Notes due 2018 and the holders of any other secured Indebtedness issued pursuant to the terms of the Indenture, that the security interest of each of such series of Securities is subject to the security interest of the other such series of Securities and acknowledges that the Trustee shall act in accordance with the provisions of Section 2.12 of this First Supplemental Indenture and that each trustee shall have the right to exercise remedies against the Collateral and any Additional Collateral.

Section 2.14. Additional Amounts.

Notwithstanding the provisions of Sections 5.8 and 10.4 of the Original Indenture, or any other provision thereof, the Company shall not be obligated to pay, and a Holder shall have no right to receive, any Additional Amounts with respect to the Debentures.

ARTICLE III

Additional Covenants

In addition to the covenants and agreements contained in the Original Indenture, the Company covenants and agrees for the benefit of the Holders of the Debentures (all of which covenants and agreements, other than the covenants contained in Sections 3.01, 3.02, 3.04, 3.06 and 3.08 will terminate on July 1, 2009) as follows:

Section 3.01. Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary of the Company to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary of the Company and not disadvantageous in any material respect to the Holders.

Section 3.02. Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or

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imposed upon the Company or any Subsidiary of the Company or upon the income, profits or property of the Company or any Subsidiary of the Company, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 3.03. Limitation on Liens on Capital Stock of Restricted Subsidiaries.

The Company will not, and it will not permit any Restricted Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a Lien on the Capital Stock of any Restricted Subsidiary without making effective provision whereby the Debentures, the Company’s 8.50% Monthly Income Senior Securities due 2018 and any other secured debt issued pursuant to the terms of the Indenture shall be secured by a first Lien on such Capital Stock, which is senior and prior to such Lien securing such other Indebtedness so long as such other Indebtedness shall be secured.

Section 3.04. Limitation on Sale or Issuance of Capital Stock of Restricted Subsidiaries.

The Company will not issue, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary, except to a Wholly Owned Restricted Subsidiary of the Company, nor will it permit any Restricted Subsidiary to issue (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) any Capital Stock (other than directors’ qualifying shares) of a Restricted Subsidiary if, after giving effect to any such transaction, such Subsidiary would not continue to be a Wholly Owned Restricted Subsidiary. Notwithstanding the foregoing, (i) the Company may merge or consolidate any Wholly Owned Restricted Subsidiary into or with another Wholly Owned Restricted Subsidiary and (ii) the Company may, subject to the provisions of Section 3.06 of this First Supplemental Indenture, sell, lease, transfer or otherwise dispose of the entire Capital Stock of a Restricted Subsidiary at one time for cash consideration for at least fair market value consideration, as determined by the Board of Directors pursuant to a Board Resolution adopted in good faith and supported by an opinion as to fairness from a financial point of view by an Independent Financial Advisor of recognized standing, so long as (1) the Net Cash Proceeds received by the Company (or its Restricted Subsidiaries, as the case may be) from such issue, sale, lease, transfer or other disposition are applied in accordance with Section 13.2(b) and (2) the Debentures, the Company’s 8.50% Monthly Income Senior Notes due 2018 and any other secured debt issued pursuant to the terms of the Indenture shall thereafter be secured by a first Lien on any Collateral, which is senior and prior to any Lien on such Collateral securing any other Indebtedness of the Company or any Restricted Subsidiary.

Additionally, the Company covenants to do or cause to be done all things necessary to perfect the first priority security interests in such portion of any additional Capital Stock that may be issued in accordance with this Section in order to maintain the Trustee’s Lien on the appropriate percentage of each Subsidiary’s Capital Stock in accordance with Sections 1.03 and 3.08 of this Indenture. To the extent that the assets which are the subject of any Asset Sale constitute Collateral, all proceeds thereof shall, to the extent permitted by law, be subject to a perfected Lien in favor of the Collateral Agent, and all proceeds constituting cash and Cash Equivalents received from such an Asset Sale shall be deposited in the account under the control of the Collateral Agent established by the [Security Documents].

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Section 3.05. Limitation on Restricted Payments.

The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock (other than to the Company or a Restricted Subsidiary);

(b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than any Indebtedness convertible into Capital Stock of the Company, excluding any such shares of Capital Stock, warrants, rights or options owned by the Company or any Restricted Subsidiary); or

(c) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity repayment or sinking fund payment, Indebtedness of the Company which is subordinate in right of payment to the Debentures; and

(d) make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (a), (b),(c) and (d) being referred to as a “Restricted Payment”), if at the time of such Restricted Payment or immediately after giving effect thereto and to the incurrence of any Indebtedness incurred to finance such Restricted Payment,

(i) a Default or an Event of Default shall have occurred and be continuing; or

(ii) (x) the Ratio Test is not met; (y) the ratio of policyholders’ surplus to ACL RBC for each of the Insurance Subsidiaries for the last reported fiscal quarter is less than 250%; or (z) the ratio of combined policyholders surplus of all of the Insurance Subsidiaries to consolidated long-term Indebtedness of the Company is less than 2.0 to 1.0; or

(iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Company) shall exceed the sum of:

(1) 50% of the cumulative Consolidted Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the “Reference Date”) (treating such period as a single accounting period); plus

(2) 100% of the aggregate Net Cash Proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified

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Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); plus

(3) without duplication of any amounts included in clause (iii)(1) above, 100% of the aggregate Net Cash Proceeds of any equity contribution received by the Company from a holder of the Company s Capital Stock (excluding, in the case of clauses (iii)(2) and (3), any Net Cash Proceeds from an Equity Offering to the extent used to redeem or purchase the Debentures in compliance with the provisions set forth in Sections 13.1 and 13.2 of the Indenture); plus

(4) 100% of the proceeds of any Indebtedness of the Company or any Restricted Subsidiary incurred after the Issue Date that has been converted into or exchanged for Qualified Capital Stock of the Company; plus

(5) without duplication, the sum of:

(a) the aggregate amount returned in cash to the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments and not included in clause (iii)(1) above;

(b) the Net Cash Proceeds received by the Company from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

(c) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary;

provided, however, that the sum of clauses (a), (b) and (c) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit (provided that with respect to clause (b) or (e) below no Default or Event of Default shall have occurred and be continuing):

(a) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(b) the redemption, repurchase or retirement or other acquisition of any shares of Capital Stock of the Company or any Restricted Subsidiary, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or (ii) through the application of Net Cash Proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

(c) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company which is subordinate in right of

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payment to the Debentures (“Repurchased Subordinated Indebtedness”) made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness, provided, however, that:

(i) such Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Repurchased Subordinated Indebtedness;

(ii) such Indebtedness has an Average Life at the time it is Incurred that is equal to or greater than the Average Life of the Repurchased Subordinated Indebtedness; and

(iii) such Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance cost) under the Repurchased Subordinated Indebtedness;

(d) the deemed repurchase of Capital Stock of the Company or any Restricted Subsidiary upon the exercise of stock options;

(e) pro rata dividends or other distributions made by a Restricted Subsidiary to minority holders of equity interests in such Restricted Subsidiary; and

(f) other Restricted Payments in an aggregate amount not to exceed ten million dollars ($10,000,000) since the Issue Date.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the first paragraph of this Section 3.05, amounts expended pursuant to clauses (a), (b)(ii) and (f) shall be included in such calculation.

Under GAAP, Consolidated Net Income is not reduced by unrealized losses or increased by unrealized gains.

Section 3.06. Merger, Consolidation and Sale of Assets.

The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, continue in another jurisdiction, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(a) either:

(i) the Company shall be the surviving or continuing corporation; or

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(ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the “Surviving Entity”):

(x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that if the Person is a partnership or limited liability company, a corporation wholly owned by such Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia that does not and will not have any material assets or operations and shall promptly thereafter become a co-issuer of the Debentures pursuant to a supplemental indenture; and

(y) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Debentures and the performance of every covenant of the Debentures and, the Indenture on the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall meet the Ratio Test;

(c) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

(d) the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding clause (b) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate or combine with, merge into or transfer all or part of its properties and assets to the Company or another Wholly Owned Restricted Subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation, combination or merger or any transfer (other than a lease) of all or substantially all of the assets of the Company in accordance with the foregoing in which the Company is not the continuing corporation, the successor Person formed by such consolidation

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or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company hereunder and the Debentures.

Section 3.07. Limitations on Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than (x) Affiliate Transactions permitted under clause (c) of this covenant and (y) Affiliate Transactions on terms that are on the whole no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

(b) All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of five million dollars ($5,000,000) shall be approved by the Board of Directors (and by a majority of the Disinterested Directors) of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than fifteen million dollars ($15,000,000), the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

(c) The restrictions set forth in paragraphs (a) and (b) of this Section 3.07 shall not apply to:

(i) reasonable fees, compensation benefits and incentives paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company’s Board of Directors or senior management;

(ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, so long as such transactions are not otherwise prohibited by the Indenture;

(iii) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any

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amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement;

(iv) Restricted Payments permitted by Section 3.05 of this First Supplemental Indenture;

(v) customary stockholders and registration rights agreements among the Company or any Restricted Subsidiary and the stockholders thereof; and

(vi) ordinary course insurance or reinsurance contracts or other agreements with respect to the provision of services (a) requiring approval of any governmental or regulatory insurance agency that are so approved by such agency (and on the terms so approved), or (b) requiring the passage of time to have occurred without disapproval of any governmental or regulatory insurance agency for which the required time has passed (and on the terms presented to such agency).

Section 3.08. Protection of Collateral and the Additional Collateral.

The Company will from time to time execute and deliver all such supplements and amendments hereto and all such filings, financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) maintain and preserve the Lien and security interest (and the priority thereof) granted to the Trustee in the Collateral and the Additional Collateral pursuant to this Indenture or carry out more effectively the purposes hereof;

(b) perfect, publish notice of or protect the validity of any grant of security made or to be made by this Indenture;

(c) enforce the Lien granted to the Trustee in any of the Collateral or the Additional Collateral;

(d) preserve and defend title to the Collateral or the Additional Collateral and the rights of the Trustee and the Holders of the Debentures in the Collateral and the Additional Collateral against the claims of all Persons and parties; and

(e) pay any and all taxes levied or assessed up on all or any part of the Collateral or the Additional Collateral.

The Company hereby authorizes the Trustee to file and designates the Trustee its agent and attorney-in-fact to execute and file any financing statement, continuation statement or other instrument required by the Trustee pursuant to this Section 3.08 of the Indenture.

Section 3.09. The Company to Remain a Holding Company.

During the time any Debentures is Outstanding under this Indenture, the Company shall conduct no activities other than as a holding company.

Section 3.10 Limitation on Incurrence of Additional Indebtedness.

The Company shall not create, incur, assume, guarantee, acquire or become liable for (collectively, “incur”) any Indebtedness (other than Permitted Indebtedness), unless the Ratio Test is met on a pro forma basis for such incurrence or the ratio of consolidated debt to total capitalization of the Company as of the end of the last reported fiscal quarter of the Company, on a pro forma basis giving effect to such incurrence, is less than 35%.

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“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness issued under the new indenture in an aggregate principal amount not to exceed $101.25 million;

(2) other Indebtedness outstanding on the date of issuance of the new debentures;

(3) interest swap obligations; provided, however, that the notional principal amount of such interest swap obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such interest swap obligation relates;

(4) Indebtedness under currency agreements; provided that in the case of currency agreements which relate to Indebtedness, such currency agreements do not increase the Indebtedness of the Company outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(5) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (a) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company’s obligations under this Indenture and the new debentures and (b) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the Company;

(6) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

(7) Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, letters of credit issued to secure claim obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

(8) Indebtedness represented by Capital Lease Obligations and purchase money indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $15 million at any one time outstanding;

(9) Refinancing Indebtedness (defined below);

(10) Indebtedness consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets; and

(11) Indebtedness of the Company to the extent the proceeds are used to pay interest on the Debentures substantially concurrently with the incurrence thereof.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above, the Company may, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant.

“Refinancing Indebtedness” means any refinancing of indebtedness incurred in accordance with this covenant, in each case that does not:

(1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by such Person in connection with such refinancing); or

(2) create Indebtedness with: (a) an Average Life that is less than the Average Life of the Indebtedness being refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being refinanced; provided that if such Indebtedness being refinanced is subordinated or junior to the new debentures, then such Refinancing Indebtedness shall be subordinated or junior to the new debentures at least to the same extent and in the same manner as the Indebtedness being refinanced.

65.1

ARTICLE IV

Miscellaneous Provisions

Section 4.01. Recitals by Company.

The recitals in this First Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Debentures and of this First Supplemental Indenture as fully and with like effect as if set forth herein in full.

Section 4.02. Ratification and Incorporation of Original Indenture.

As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Section 4.03. Executed in Counterparts.

This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

PMA CAPITAL CORPORATION

By:
William E. Hitselberger Senior Vice President, Chief Financial Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Michael M. Hopkins Vice President

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EXHIBIT A

Form of 6.50% Senior Secured Convertible Debenture due September 30, 2022

[The following legends apply only if the Debenture is a global Security:

THIS DEBENTURE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A DEBENTURE REGISTERED, AND NO TRANSFER OF THIS DEBENTURE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

FOR PURPOSES OF SECTION 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THIS DEBENTURE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE DATE IS NOVEMBER     , 2004 AND THE YIELD TO MATURITY FOR PURPOSES OF ACCRUING ORIGINAL ISSUE DISCOUNT IS 6.50% PER ANNUM.

PMA CAPITAL CORPORATION

6.50%Senior Secured Convertible Debenture due September 30, 2022

No. 1	CUSIP: 693419AA1
Issue Date: November , 2004	Principal Amount: $

PMA CAPITAL CORPORATION, a Pennsylvania corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of              Dollars ($            ) on September 30, 2022.

Interest Payment Dates: March 30 and September 30, commencing March 30, 2005.

Record Dates: March 15 and September 15.

Reference is hereby made to the further provisions of this Debenture set forth on the reverse side of this Debenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, PMA Capital Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: November , 2004	PMA CAPITAL CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF GLOBAL SECURITY]

6.50% Senior Secured Convertible Debenture due September 30, 2022

This Debenture is one of a duly authorized issue of 6.50% Senior Secured Convertible Debentures due September 30, 2022 (the “Debentures”) of PMA Capital Corporation, a Pennsylvania corporation (including any successor corporation under the Indenture hereinafter referred to, the “Company”) issued under an Indenture, dated as of November     , 2004 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of November     , 2004 (the “First Supplemental Indenture”, and together with the Original Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Debentures issued thereunder and of the terms upon which said Debentures are, and are to be, authenticated and delivered. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.	Interest.

General. The Company promises to pay interest on the principal amount of the Debentures at the interest rate specified herein from the date of issuance until repayment in full at September 30, 2022, conversion, redemption or purchase. The Company will pay interest on this Debenture semi-annually in arrears on March 30 and September 30 of each year (each, an “Interest Payment Date”), commencing March 30, 2005. The Company will pay interest in cash.

(a) The Debentures shall bear interest from the Issue Date until the principal amount thereof is paid or made available for payment, or until such date on which the Debentures are converted, redeemed or purchased as provided herein at a rate of 6.50% per annum.

(b) Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months and, for such periods of less than a month, the actual number of days elapsed over a 30-day month. Holders are not entitled to receive contingent interest.

(c) If this Debenture is redeemed or the Holder elects to require the Company to purchase this Debenture pursuant to Section 7 of this Debenture, on a date that is after the Regular Record Date and on or prior to the corresponding Interest Payment Date, interest, if any, accrued and unpaid hereon to but not including the applicable Redemption Date, Purchase Date or Change of Control Purchase Date as the case may be will be paid to the Holder of record on the Regular Record Day.

Interest on Debentures converted after a Regular Record Date but prior to the corresponding Interest Payment Date will be paid to the Holder of the Debentures on the record date but, all Holders agree, by their acceptance of a Debenture that upon conversion, the Holder must pay the Company the interest, which has accrued and will be paid on such Interest Payment

Date. No such payment need be made with respect to Debentures which will be redeemed after a Regular Record Date but prior to the corresponding Interest Payment Date.

If the principal amount hereof or any portion of such principal amount or any interest, if any, on any Debenture is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture or on the Stated Maturity or on the Redemption Date, Purchase Date, Change of Control Purchase Date or Asset Sale Purchase Date), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the applicable interest rate, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

2.	Method of Payment.

Except as provided below, interest will be paid (i) on a global Debenture to The Depository Trust Company in immediately available funds, (ii) on any definitive Debentures having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Debentures; and (iii) on any definitive Debentures having an aggregate principal amount of more than $5,000,000, by wire transfer in immediately available funds at the election of the Holders of such Debentures.

At Stated Maturity the Company will pay interest on (i) definitive Debentures at the Company’s office or agency in New York City, which initially will be the Place of Payment as provided in Section 10.2 of the Indenture and (ii) on global Debentures to The Depository Trust Company in immediately available funds.

Principal (i) on definitive Debentures will be payable, upon Stated Maturity or when due, in immediately available funds at the office or agency of the Company in New York City, which, initially will be the Place of Payment as provided in Section 10.2 of the Indenture and (ii) on global Debentures to The Depository Trust Company in immediately available funds.

Subject to the terms and conditions of the Indenture, the Place of Payment for the Debentures and the place or places where the Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the Debentures is at the Corporate Trust Office of the Trustee or such other office or agency of the Company as may be designated for such purpose. Payment of principal and interest on the Debentures will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent, Conversion Agent, Bid Solicitation Agent and Security Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent, Bid Solicitation Agent and Security Registrar with respect to the Debentures. The Company may appoint and change any Paying Agent, Conversion Agent, Bid Solicitation Agent or Security Registrar without notice, other than notice to the Trustee. The Company may have one or more additional paying agents and one or more additional conversion agents. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Security

Registrar. None of the Company or any Subsidiary or any Affiliate of any of them may act as Bid Solicitation Agent.

4.	Indenture and Security for the Debentures.

The Debentures are general obligations of the Company limited to $86,250,000 aggregate principal amount. The Company is not limited in the amount of unsecured indebtedness it can issue, but the First Supplemental Indenture limits Liens on the Capital Stock of Restricted Subsidiaries (as defined therein) and limits the amount of secured Indebtedness that the Company can issue. The Debentures, along with certain New Securities of the Company, are secured by certain Shares of the Capital Stock of certain of the Company’s operating Subsidiaries, as set forth in the Indenture. The security will be automatically released under certain circumstances set forth in the Indenture. The collateral will be held by a Collateral Agent under the terms of a Collateral Agent Agreement.

5.	Redemption.

(a) At the Option of the Company. At any time from October 1, 2008, the Company, at its option, may redeem in principal amounts of $1,000 or integral multiples of $1,000 the Debentures for cash as a whole, or from time to time in part, at a Redemption Price of 114% of the principal amount of the Debentures, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.

(b) Mandatory Redemption with Extraordinary Dividends. From January 1, 2006 to December 31, 2006, in the event the Company receives any Extraordinary Dividends from any of its subsidiaries, the Company shall redeem the Debentures in principal amounts of $1,000 or integral multiples of $1,000 with 50% of the amount of such dividends for cash at a Redemption Price of 110% of the principal amount of the Debentures plus accrued and unpaid interest, if any, to the Redemption Date. The aggregate principal amount of Debentures plus any other secured Indebtedness issued under the Indenture to be redeemed in this instance shall not exceed $35,000,000.

Debentures or portions thereof to be redeemed as of a Redemption Date will be convertible by the Holders of such Debentures until the close of business on the second Business Day prior to the Redemption Date.

6.	Premium Payable in Stock at Option of Holder.

Subject to the terms of the Indenture, in connection with any premium payable to a holder of the Debentures in connection with redemptions pursuant to Section 5 above and repurchases pursuant to Section 7 below, which, in each case, are as a result of an event or action which occurs on or prior to June 30, 2009, each holder will have the option to elect to receive such premium in shares of Applicable Stock. For the purposes of calculating the number of shares issuable to any Holder of the Debentures who elects to exercise such option, the shares of Applicable Stock will be valued at $8.00 per share subject to adjustment as set forth in the Indenture. The Company shall notify the Trustee and the Holders of any premium in accordance with the terms of the Indenture.

7.	(a) Repurchase By the Company at the Option of the Holder.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Debentures held by such Holder on June 30, 2009 in integral multiples of $1,000 at a Purchase Price of 114% of the principal amount of the Debentures to be repurchased, plus accrued and unpaid interest, if any, on such Debentures on the Purchase Date. To exercise such right, a Holder shall deliver to the Company a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the third Business Day prior to such Purchase Date, and shall deliver the Debentures to the Paying Agent as set forth in the Indenture.

(b) Purchase of Debentures at Option of the Holder upon Change of Control.

Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Debentures held by such Holder within 30 days after delivery of the Change of Control Purchase Notice for a Change of Control Purchase Price equal to the price payable as set forth below plus accrued and unpaid interest, if any, of such Debenture on the Change of Control Purchase Date. The Change of Control Purchase Price shall be paid in cash.

Optional Redemption Date	Redemption Price as % of Principal
From the Issue Date to and including September 30, 2005	101%
From October 1, 2005 to and including September 30, 2006	103%
From October 1, 2006 to and including September 30, 2007	106%
From October 1, 2007 to and including September 30, 2008	110%
From October 1, 2008 to and including June 30, 2009	114%
From July 1, 2009 to and including September 30, 2022	101%

(c) Purchase of Debentures at Option of Holder Upon an Asset Sale.

Subject to the terms and the conditions of the Indenture, the Company shall become obligated to purchase out of the Net Cash Proceeds (as defined in the Indenture) of such sale, at the option of the Holder, all or any portion of the Debentures held by such Holder within 20 Business Days after delivery of the Asset Sale Purchase Notice for an Asset Sale Purchase Price equal to the Redemption Price payable as set forth below plus accrued and unpaid interest, if any, of such Debentures on the Asset Sale Purchase Date. The Asset Sale Purchase Price shall be paid in cash.

Repurchase Date	Purchase Price as Percentage of Principal
From the date of issuance to and including September 30, 2005	101%
From October 1, 2005 to and including September 30, 2006	103%
From October 1, 2006 to and including September 30, 2007	106%
From October 1, 2007 to and including September 30, 2008	110%
From October 1, 2008 to and including June 30, 2009	114%
From July 1, 2009 to and including September 30, 2022	100%

(d) Certain Procedures.

Holders have the right to withdraw any Purchase Notice or Change of Control or Asset Sale Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

If cash, or Applicable Stock with respect to any applicable premium, sufficient to pay the Purchase Price or Change of Control or Asset Sale Purchase Price, as the case may be, of all Debentures or portions thereof to be purchased as of the Purchase Date or the Change of Control or Asset Sale Purchase Date (and not 5 days after the occurrence of an Asset Sale), as the case may be, is deposited with the Paying Agent, on the Business Day following the Purchase Date or the Change of Control or Asset Sale Purchase Date, interest will cease to accrue on such Debentures (or portions thereof) immediately after such Purchase Date or Change of Control or Asset Sale Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change of Control or Asset Sale Purchase Price upon surrender of such Debenture.

8.	Notice of Redemption, Change of Control Purchase or Asset Sale Purchase.

The Company shall notify the Trustee and the Holders by mail of any redemption under clause 5(a) above at least 30 but not more than 60 days prior to any redemption and under clause 5(b) above no later than 5 days after the receipt of an Extraordinary Dividend and at least 20 Business Days but no more than 45 Business Days prior to any redemption, which notice will specify the amount of the Extraordinary Dividend and the Redemption Date. Notice of a Change of Control or of an Asset Sale pursuant to Section 7 of this Debenture will be mailed at least 30 days but not more than 60 days before the Change of Control Purchase Date or 20 Business Days prior to an Asset Sale Purchase Date, as applicable, to each Holder of Debentures to be redeemed at the Holder’s registered address. If money sufficient to pay the Redemption, Change of Control or Asset Sale Purchase Price of all Debentures (or portions thereof) to be redeemed on the Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date is deposited with the Paying Agent prior to or on the Redemption Date, or in the case of a Change of Control Purchase Date or Asset Sale Purchase Date immediately after such Change of Control Purchase

Date or Asset Sale Purchase Date, interest ceases to accrue on such Debentures or portions thereof. Debentures in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

9.	Conversion.

Subject to and in compliance with the provisions of the Indenture, a Holder is entitled, at such Holder’s option, to convert the Holder’s Debenture (or any portion of the principal amount thereof that is $1,000 or an integral multiple $1,000), into fully paid and nonassessable shares of Class A Common Stock at the Conversion Rate in effect at the time of conversion.

The Company will notify Holders of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

A Debenture in respect of which a Holder has delivered a Purchase Notice or Change of Control Purchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Debenture may be converted only if such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

The initial Conversion Price is $16.368 subject to adjustment in certain events described in the Indenture.

The Conversion Rate, at any time, shall equal (A) $1,000 divided by (B) the Conversion Price at such time, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).

To surrender a Debenture for conversion, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Debenture to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay any transfer or similar tax, if required pursuant to the Indenture.

No fractional shares of Class A Common Stock shall be issued upon conversion of any Debenture. Instead of any fractional share of Class A Common Stock that would otherwise be issued upon conversion of such Debenture, the Company shall pay a cash adjustment as provided in the Indenture.

No payment or adjustment will be made for dividends on the shares of Class A Common Stock, except as provided in the Indenture.

On conversion of a Debenture, accrued interest with respect to the converted Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Class A Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Debenture being converted pursuant to the terms hereof.

Upon conversion, the Company may choose to deliver, in lieu of Class A Common Stock, cash or a combination of cash and Class A Common Stock in accordance with the Indenture.

If the Company (i) is a party to a consolidation, merger or statutory share exchange (ii) reclassifies the Class A Common Stock or (iii) conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the right to convert a Debenture into shares of Class A Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

10.	Denominations; Transfer; Exchange.

The Debentures are in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Debentures in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law as permitted by the Indenture. The Security Registrar need not transfer or exchange any Debentures selected for redemption (except, in the case of a Debenture to be redeemed in part, the portion of the Debenture not to be redeemed) or any Debentures in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn (except, in the case of a Debenture to be purchased in part, the portion of the Debenture not to be purchased) or any Debentures for a period of 15 days before the mailing of a notice of redemption of Debentures to be redeemed.

11.	Persons Deemed Owners.

The registered Holder of this Debenture may be treated as the owner of this Debenture for all purposes.

12.	Unclaimed Money or Debentures.

The Trustee, the Paying Agent and the Conversion Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.	Amendment; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the securities of the Debentures. Such amendment may be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures affected thereby. The Indenture also contains provisions permitting the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, on behalf of the Holders of all outstanding Debentures, to waive compliance by the Company with certain provisions of the Indenture. Furthermore, provisions in the Indenture permit the Holders of not less than a majority in aggregate principal amount of the outstanding Debentures to waive on behalf of all of the Holders of Debentures certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holders of the Debentures and upon all future Holders of the Debentures and of any Debenture issued upon the registration of transfer hereof or in exchange for this Debenture or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture (or in the case of redemption, to receive the Redemption Price and accrued interest on the Redemption Date, or in the case of a repurchase, to receive the Purchase Price and accrued interest on the Purchase Date, or in the case of a Change of Control or Asset Sale, to receive the Change of Control or Asset Sale Purchase Price and accrued interest on the Change of Control or Asset Sale Purchase Date) at the time, place, and rate, and in the coin or currency, herein prescribed.

14.	Defaults and Remedies.

If any Event of Default with respect to Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

15.	Trustee Dealings with the Company.

Subject to certain limitations imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Debentures and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.	Calculations in Respect of Debentures.

The Company or its agents will be responsible for making all calculations called for under the Debentures, including, but not limited to, determination of the Market Price, the market price of the Class A Common Stock, the Current Market Price and the amounts of interest, if any, on the Debentures. Any calculations made in good faith and without manifest error will be final and binding on Holders of the Debentures.

The Company or its agents will be required to deliver to the Trustee a schedule of its calculations and the Trustee will be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

18.	No Recourse Against Others.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Debenture, or for any claim based thereon, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture and the obligations issued therein are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized; and that any and all such personal liability, and any and all such rights and claims, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

19.	Authentication.

This Debenture shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Debenture.

20.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	GOVERNING LAW.

THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS DEBENTURE.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Debenture. Requests may be made to:

PMA Capital Corporation

1735 Market Street

Suite 2800

Philadelphia, Pennsylvania 19103-7590

Attention: Investor Relations Department

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Debenture, fill in the form below:	To convert this Debenture into Class A Common Stock of the Company, check the box ☐

I or we assign and transfer this Debenture to

To condvert only part of this Debenture, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

If you want the stock certificate made out in another person’s name fill in the form below:

(Insert assignee’s soc. sec. or tax ID no.)

(Insert the other person’s soc. sec. or tax ID no.)
(Print or type assignee’s name, address and zip code)

and irrevocably appoint

__________________________ agent to transfer this
Debenture on the books of the Company. The agent may substitute another to act for him.	(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Debenture)

Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory